                                                                    EXHIBIT 7(a)



                             KEYSTONE HOLDINGS, INC.
                                AND SUBSIDIARIES


                      CONSOLIDATED FINANCIAL STATEMENTS
                                    AS OF

                       DECEMBER 31, 1995, 1994 AND 1993

                    KEYSTONE HOLDINGS, INC. AND SUBSIDIARIES
                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS


                                                                        Page

Independent Auditors' Report..............................................2

Consolidated Balance Sheets...............................................3

Consolidated Statements of Earnings.......................................4

Consolidated Statements of Stockholder's Equity...........................5

Consolidated Statements of Cash Flows.....................................6

Notes to Consolidated Financial Statements................................8

KPMG Peat Marwick LLP

                  725 South Figueroa Street
                  Los Angeles, CA 90017


                                           Independent Auditors' Report

The Board of Directors
Keystone Holdings, Inc.:

We have audited the accompanying consolidated balance sheets of Keystone Holdings, Inc. and subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of earnings, stockholder's equity and cash flows for each of the years in the three-year period ended December 31, 1995. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Keystone Holdings, Inc. and subsidiaries as of December 31, 1995 and 1994, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1995, in conformity with generally accepted accounting principles.



                                                      /s/ KPMG Peat Marwick LLP

January 26, 1996

                    KEYSTONE HOLDINGS, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 1995 AND 1994
                (Dollars in Thousands, except Per Share Amounts)


                                                                                  1995            1994
                                                                            ------------   ------------
ASSETS:
Cash and Cash Equivalents ...............................................   $    385,561   $    215,253
Investment Securities (fair value of $116,721 and $87,002) ..............        116,728         87,014
Receivable from Affiliates ..............................................          1,357          1,282
Receivables, net ........................................................     11,101,010     12,638,520
Mortgage-Backed Securities, net (fair value of $2,959,608 and $1,698,338)      2,890,765      1,706,122
Assets Available-for-Sale:
  Investment Securities .................................................        165,379        135,949
  Mortgage-Backed Securities, net .......................................      4,061,282      1,321,425
Assets Held-for-Sale:
  Receivables (fair value of $75,614 and $5,070) ........................         74,021          5,070
New West Note ...........................................................           --        1,515,040
Federal Home Loan Bank Stock ............................................        159,949        122,987
Interest Receivable .....................................................        111,284         77,223
Premises and Equipment, net .............................................        233,687        194,112
Foreclosed Properties, net ..............................................        100,037        118,645
Mortgage Servicing Rights, net ..........................................         90,901         61,039
Deferred Tax Asset, net .................................................        112,596        112,596
Other Assets ............................................................         99,099         90,126
                                                                            ------------   ------------
  TOTAL ASSETS ..........................................................   $ 19,703,656   $ 18,402,403
                                                                            ============   ============

LIABILITIES:
Deposits ................................................................   $ 13,005,029   $ 12,815,489
Federal Home Loan Bank Advances .........................................      1,004,337        391,366
Reverse Repurchase Agreements ...........................................      4,016,441      3,982,659
Other Borrowed Money ....................................................        371,079        359,653
Interest Payable ........................................................         63,114         42,562
Remittances Due Banks ...................................................         54,525         77,183
Remittances Due on Loans Serviced for Others ............................        136,312         80,131
Accounts Payable and Accrued Expenses ...................................         91,199         82,782
                                                                            ------------   ------------
  TOTAL LIABILITIES .....................................................     18,742,036     17,831,825
                                                                            ------------   ------------

MINORITY INTEREST .......................................................        293,061        203,454
LESS OFFSET-NEW WEST NOTE ...............................................           --         (167,000)
                                                                            ------------   ------------
  NET MINORITY INTEREST .................................................        293,061         36,454

STOCKHOLDER'S EQUITY:
Common Stock (par value $1.00 per share); Shares Authorized 100,000;
  Shares Issued and Outstanding 1,048 ...................................              1              1
Additional Paid-in Capital ..............................................         30,419        105,419
Unrealized Gain (Loss) on Available-for-Sale Securities .................        110,367        (29,161)
Retained Earnings - Substantially Restricted ............................        527,772        457,865
                                                                            ------------   ------------
  TOTAL STOCKHOLDER'S EQUITY ............................................        668,559        534,124
                                                                            ------------   ------------
  TOTAL LIABILITIES, MINORITY INTEREST AND
    STOCKHOLDER'S EQUITY ................................................   $ 19,703,656   $ 18,402,403
                                                                            ============   ============



                                        See Accompanying Notes to Consolidated Financial Statements.



                    KEYSTONE HOLDINGS, INC. AND SUBSIDIARIES
                       CONSOLIDATED STATEMENTS OF EARNINGS
              FOR THE YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993
                             (Dollars in Thousands)

                                                                                     1995                1994                 1993
                                                                                -----------         -----------        ------------
INTEREST INCOME:
Receivables ............................................................        $   967,263         $   709,041         $   756,606
Mortgage-Backed Securities .............................................            272,320             167,073             106,764
New West Note ..........................................................             58,841             141,039             241,014
Investment Securities ..................................................             38,702              19,710              12,885
                                                                                -----------         -----------         -----------
  Total Interest Income ................................................          1,337,126           1,036,863           1,117,269
                                                                                -----------         -----------         -----------

INTEREST EXPENSE:
Deposits ...............................................................            636,315             481,794             513,435
FHLB Advances ..........................................................             30,858              69,096             128,741
Reverse Repurchase Agreements ..........................................            261,217             103,828              20,239
Other Borrowings .......................................................             34,322              28,769              28,731
                                                                                -----------         -----------         -----------
  Total Interest Expense ...............................................            962,712             683,487             691,146
                                                                                -----------         -----------         -----------

  NET INTEREST INCOME ..................................................            374,414             353,376             426,123
Provision for Credit Losses ............................................             63,837             101,609             123,503
                                                                                -----------         -----------         -----------
  NET INTEREST INCOME AFTER PROVISION FOR
  CREDIT LOSSES ........................................................            310,577             251,767             302,620

OTHER INCOME AND EXPENSE:
Gain From Disposition of Credit Card Receivables, net ..................               --                24,981                --
Gain (Loss) on Sale of Receivables, net ................................             16,419              (2,814)              4,327
Gain on Sale of Servicing Rights .......................................               --                20,396                --
Savings Fee Income .....................................................             21,526              16,781              17,555
Commissions Income .....................................................             16,890              15,150              18,238
Receivable Fee Income ..................................................             11,811              12,982              13,829
Gain on Asset Sales, net ...............................................              4,380                 726              29,484
Net Expense of Foreclosed Properties ...................................            (18,032)            (13,390)            (12,951)
Net Servicing Income ...................................................             18,696              14,038               7,229
Other Income and Expense ...............................................                743                  52               3,339
                                                                                -----------         -----------         -----------
  Total Other Income and Expense .......................................             72,433              88,902              81,050
                                                                                -----------         -----------         -----------
  EARNINGS BEFORE GENERAL AND ADMINISTRATIVE
  EXPENSES AND TAXES ...................................................            383,010             340,669             383,670

GENERAL AND ADMINISTRATIVE EXPENSES:
Salaries and Fringe Benefits ...........................................            146,292             151,797             160,837
Occupancy ..............................................................             38,391              34,801              46,313
Regulatory Premiums and Assessments ....................................             33,367              32,483              32,019
Data Processing ........................................................             27,119              25,777              26,754
Advertising and Promotion ..............................................             12,424              11,628              11,677
Deferred Origination Expenses ..........................................            (34,718)            (38,931)            (35,067)
Reimbursements from Affiliates .........................................               (573)             (1,144)            (17,407)
Other Operating Expenses ...............................................             42,525              50,416              54,568
                                                                                -----------         -----------         -----------
  Total General and Administrative Expenses ............................            264,827             266,827             279,694
                                                                                -----------         -----------         -----------

  EARNINGS BEFORE TAXES ................................................            118,183              73,842             103,976
Provision (Benefit) for Federal and State Income Taxes .................              4,402               1,721              (2,830)
Provision (Benefit) for Payments in Lieu of Taxes ......................              7,887                (824)             14,075
                                                                                -----------         -----------         -----------
  EARNINGS FROM OPERATIONS .............................................            105,894              72,945              92,731
Minority Interest in Earnings of Consolidated Subsidiaries .............            (21,092)            (22,621)            (10,474)
                                                                                -----------         -----------         -----------
  NET EARNINGS .........................................................        $    84,802         $    50,324         $    82,257
                                                                                ===========         ===========         ===========

                                        See Accompanying Notes to Consolidated Financial Statements


                    KEYSTONE HOLDINGS, INC. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF STOCKHOLDER'S EQUITY
              FOR THE YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993
                             (Dollars in Thousands)



                                                            Unrealized
                                                            Gain (Loss)  Retained
                                                Additional  Available-   Earnings       Total
                                     Common     Paid-in      for-Sale  (Substantially  Stockholder's
                                     Stock      Capital    Securities  Restricted      Equity
                                  ----------   ---------   ---------  ------------   ----------

Balance at December 31, 1992 ...   $       1   $ 105,419    $            $ 392,018    $ 497,438
   Net Earnings ................        --          --           --         82,257       82,257
   Dividends on Common Stock ...        --          --           --        (18,000)     (18,000)
   Other Capital Distributions .        --          --           --        (13,117)     (13,117)
   Unrealized Gain on Available-
      for-Sale Securities ......        --          --         29,657         --         29,657
                                   ---------   ---------    ---------    ---------    ---------

Balance at December 31, 1993 ...           1     105,419       29,657      443,158      578,235
   Net Earnings ................        --          --           --         50,324       50,324
   Dividends on Common Stock ...        --          --           --        (22,500)     (22,500)
   Other Capital Distributions .        --          --           --        (13,117)     (13,117)
   Unrealized Gain on Available-
      for-Sale Securities ......        --          --        (58,818)        --        (58,818)
                                   ---------   ---------    ---------    ---------    ---------

Balance at December 31, 1994 ...   $       1   $ 105,419      (29,161)     457,865      534,124
  Net Earnings .................        --          --           --         84,802       84,802
  Dividends on Common Stock ....        --          --           --         (5,587)      (5,587)
  Other Capital Distributions ..        --          --           --         (9,308)      (9,308)
  Other Capital Reductions .....        --       (75,000)        --           --        (75,000)
  Unrealized loss on Available-
    for-Sale Securities ........        --          --        139,528         --        139,528
                                   ---------   ---------    ---------    ---------    ---------

Balance at December 31, 1995 ...   $       1   $  30,419    $ 110,367    $ 527,772    $ 668,559
                                   =========   =========    =========    =========    =========



                                        See Accompanying Notes to Consolidated Financial Statements.


                    KEYSTONE HOLDINGS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
              FOR THE YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993
                             (Dollars in Thousands)



                                                                                  1995            1994             1993
                                                                               -----------   ------------     -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Earnings ...............................................................   $    84,802    $    50,324    $    82,257
Adjustments to Reconcile Net Earnings to Net Cash Provided
By Operating Activities:
    Provisions for Credit Losses ...........................................        63,837        101,609        123,503
    Depreciation and Amortization ..........................................        27,049         21,781         53,197
    Net Gain from Disposition of Credit Card Receivables ...................          --          (24,981)          --
    Net Gain on Sale of Servicing Rights ...................................          --          (20,396)          --
    Net Loss (Gain) on Asset Sales .........................................       (20,799)         2,104        (29,709)
    Interest Payable, net change ...........................................        20,552         10,398         20,074
    Remittances Due, net change ............................................        33,523        (78,759)        33,550
    Originated Receivables, Held-for-Sale ..................................      (782,583)      (223,220)      (920,151)
    Proceeds from Sale of Real Estate Receivables, Held-for-Sale ...........     1,093,754        724,324        818,966
    Purchase of Investment Securities, Held-for-Trading ....................      (128,510)       (66,211)          --
    Proceeds from Sales of Investment Securities, Held-for-Trading .........       128,609         66,324           --
    Decrease (Increase) in Interest Receivable .............................       (34,061)       (14,551)         3,543
    Increase (Decrease) in Federal and State Taxes .........................         1,307           (295)        (2,830)
    Increase (Decrease) in Payable to FSLIC Resolution Fund ................         8,210        (15,133)       (41,396)
    Other, net .............................................................        (2,601)       (12,668)        53,189
                                                                               -----------    -----------    -----------
     Total Adjustments .....................................................       408,287        470,326        111,936
                                                                               -----------    -----------    -----------
NET CASH PROVIDED BY OPERATING ACTIVITIES ..................................       493,089        520,650        194,193
                                                                               -----------    -----------    -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Real Estate Receivables:
    Originated .............................................................    (3,939,384)    (4,491,645)    (2,955,578)
    Principal Payments on Real Estate Receivables ..........................       744,400        840,432      1,014,252
  Mortgage-Backed Securities:
    Purchased ..............................................................       (58,123)      (544,377)       (10,000)
    Purchased and Securitized Mortgage-Backed Securities, Available-for-Sale      (115,154)      (127,862)      (284,314)
    Proceeds from Sale of Mortgage-Backed Securities, Available-for-Sale ...       159,751         76,259        222,140
    Principal Payments on Mortgage-Backed Securities .......................       443,820        469,740        285,315
  Consumer Receivables Originated or Collected, net change .................         3,698         16,023          3,735
  Federal Home Loan Bank Stock, net change .................................       (36,962)       (16,457)       (16,840)
  New West Note, Payments Received .........................................     1,682,040      1,569,018      1,569,018
  Premises and Equipment, Purchased and Disposed ...........................       (60,298)       (17,777)        (7,936)
  Purchase of Investment Securities ........................................    (1,055,853)      (765,132)      (311,208)
  Proceeds from Maturities of Investment Securities ........................       707,064        608,644        371,509
  Proceeds from Sales of Investment Securities, Available-for-Sale .........       294,123         22,117         39,992
  Foreclosed Properties, Net Sales Proceeds ................................       125,889        168,141        151,513
  Cash Proceeds from Disposition of Credit Card Receivables ................          --          166,315           --
  Mortgage Servicing Rights, Net Change ....................................       (45,298)        (4,120)          --
  Other, net ...............................................................          (196)         5,333         (5,492)
                                                                               -----------    -----------    -----------
    NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES ....................    (1,150,492)    (2,025,348)        66,106
                                                                               -----------    -----------    -----------

                                        See Accompanying Notes to Consolidated Financial Statements.


                    KEYSTONE HOLDINGS, INC. AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)
              FOR THE YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993
                             (Dollars in Thousands)


                                                               1995          1994            1993
                                                          -----------   -------------     ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Deposit Activity, net ...............................       189,540       (552,151)      (618,033)
  Federal Home Loan Bank Advances .....................       612,971     (1,146,297)       (49,157)
  Reverse Repurchase Agreements, net change ...........        33,782      2,948,064        534,842
  Federal Funds Purchased, net change .................       (50,000)        50,000           --
  Proceeds from Issuance of Series C Notes ............       175,000           --             --
  Proceeds from Issuance of Subordinated Notes ........          --             --           19,988
  Repayment of Series A Notes .........................      (111,000)          --             --
  Retirement of Subordinated Debentures ...............          --             --          (20,000)
  Decrease in Payable to Affiliate ....................          --             --          (21,000)
  Common Stock Dividends Paid .........................        (5,587)       (32,500)        (8,000)
  Other Capital Distributions .........................        (9,308)       (13,117)       (13,117)
  Other, net ..........................................        (7,687)         4,704        (36,833)
                                                          -----------    -----------    -----------
    NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES       827,711      1,258,703       (211,310)
                                                          -----------    -----------    -----------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS ..       170,308       (245,995)        48,989
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR ........       215,253        461,248        412,259
                                                          -----------    -----------    -----------
CASH AND CASH EQUIVALENTS AT END OF YEAR ..............   $   385,561    $   215,253    $   461,248
                                                          ===========    ===========    ===========


                                                    Disclosures of Cash Flow Information


                                                                          1995        1994          1993
                                                                       --------   ----------   -----------
  Interest Paid on Deposits ......................................   $  628,618   $  481,834    $  513,196
  Interest Paid on Borrowings ....................................      310,510      188,619       155,009

Non-Cash Investing Activities:
  Loans Exchanged for Mortgage-Backed Securities .................    4,214,911        8,697     1,557,485
  Foreclosed Properties Acquired in Settlement of Loans ..........      231,838      318,726       316,369
  Loans Originated to Facilitate the Sale of Foreclosed Properties       65,693       92,415        47,832

Non-Cash Financing Activities:
  Deposits Exchanged in Branch Swaps .............................         --           --         152,382
  Additional Paid-in Capital Transferred to Minority Interest
    Upon Sale of Preferred Stock to Unrelated Party ..............       75,000         --            --
  Dividends Declared and Payable in Different Years:
    Common Stock Dividends .......................................         --        (10,000)       10,000



                                        See Accompanying Notes to Consolidated Financial Statements.


                    KEYSTONE HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1: Summary of Significant Accounting Policies

Keystone Holdings, Inc. (the "Company") commenced operations in December 1988 as an indirect holding company for American Savings Bank, F.A. ("American") and for American Real Estate Group, Inc. ("AREG"). American is a Federally chartered savings bank. AREG formerly managed certain real estate related assets of New West Federal Savings and Loan Association ("New West") and is now inactive as a result of a restructuring transaction in 1993. N.A. Capital Holdings, Inc. ("N.A. Holdings") owns all of the outstanding common stock of American and AREG. N.A. Holdings is owned by New American Capital, Inc. (New American") whose common stock is owned by New American Holdings, Inc., a subsidiary of the Company. The Company and its direct and indirect subsidiaries are collectively referred to as the "Keystone Group."

The Company, through New American Holdings, Inc. owns the common stock of New West. Although the Company holds the ownership interest in New West, the Company does not have a financial interest in New West because of certain contractual provisions and indemnifications, described here and in Note 8. The Company does not record any equity in the earnings or losses of New West nor does it consolidate the accounts of New West in its consolidated financial statements. New West was considered a nominee corporation of American for state and federal tax purposes until October 24, 1995. (See Notes 17 and 18).

Basis of Presentation

The Consolidated Financial Statements have been prepared in conformity with generally accepted accounting principles ("GAAP"). In preparing the Consolidated Financial Statements, management is required to make estimates and assumptions that affect the reported balances of certain assets and liabilities as of the balance sheet date and revenues and expenses for the period then ended. In those cases where amounts reported in the Consolidated Financial Statements are significantly influenced by such estimates and assumptions, actual results could differ from those reported. Certain amounts in the prior years Consolidated Financial Statements have been reclassified to conform with the current year presentation.

Principles of Consolidation

The Consolidated Financial Statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany transactions and balances have been eliminated in consolidation.


Cash and Cash Equivalents

Cash and cash equivalents include cash, federal funds sold and repurchase agreements with original maturities of 90 days or less.

                    KEYSTONE HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Note 1: Summary of Significant Accounting Policies (continued)

Investment and Mortgage-Backed Securities

Investments in debt and equity securities that management has both the intent and ability to hold until maturity are carried at cost, adjusted for amortization of premium and accretion of discount, ("amortized cost") using the interest method over the term of the security.

Securities that are bought and held principally for the purpose of selling in the near term are classified as trading securities. In addition, mortgage loans that are held-for-sale and were subsequently securitized in conjunction with mortgage banking activities are classified as trading securities. Trading securities are carried at fair value, with unrealized holding gains and losses included in earnings. The Company had no securities classified as trading securities at December 31, 1995 and 1994.

Securities not classified as either held-to-maturity or as trading securities are classified as available-for- sale and carried at fair value, with unrealized holding gains and losses excluded from earnings and reported as a separate component of stockholder's equity until realized. Securities are classified into one of the three categories at acquisition. Any transfer between categories of investments are accounted for at fair value. The Company recognized unrealized holding gains of $139.5 million for the year ended December 31, 1995 and unrealized holding losses of $58.8 million for the year ended December 31, 1994 on its available-for-sale portfolio.

Any declines in the recorded value of investment and mortgage-backed securities that are determined to be other than temporary are charged to current earnings. Dividend and interest income, including amortization of premium and accretion of discount, for all three categories of securities are included in earnings when earned using the interest method. The cost of investments and mortgage-backed securities sold is determined by the specific identification method.

Receivables

Receivables, other than those that are identified as held-for-sale, are recorded in the balance sheets at amortized cost. Receivables held-for-sale are those originated or purchased with the intent to be sold in the foreseeable future. These receivables, net of their related hedge gains and losses, are recorded at the lower of amortized cost or fair value.

                    KEYSTONE HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Note 1: Summary of Significant Accounting Policies (continued)

Receivables (continued)

Interest income is accrued and credited to earnings as it is earned. Accrued interest on receivables that are 90 days or more contractually delinquent is not recognized as income ("nonaccrual receivables"). Interest income is subsequently recognized on nonaccrual receivables only to the extent that payments are received. Payments received on nonaccrual receivables are recorded as a reduction of principal or as interest income depending on management's assessment of the ultimate collectibility of the loan principal. The Company ceases amortization of deferred net fees or costs and accretion of discounts on nonaccrual receivables. Nonaccrual receivables are returned to accrual status at the time the delinquent receivable balance is paid current. Restructured receivables have been permanently modified by the Company and include partial forgiveness of principal, interest and an extension of the receivable's maturity. The Company accounts for these receivables in accordance with Statement of Financial Accounting Standards No. 15 ("SFAS 15"), "Accounting by Debtors and Creditors for Troubled Debt Restructurings" and Statement of Financial Accounting Standards No. 114 ("SFAS 114"), "Accounting by Creditors for Impairment of a Loan", as amended by Statement of Financial Accounting Standards No. 118 ("SFAS 118"), "Accounting for Creditors for Impairment of a Loan - Income Recognition Disclosures."

Certain direct loan origination fees and costs are deferred and amortized as an adjustment to yield over the estimated life of the related loans using the interest method. Fees and direct costs associated with commitments expected to be exercised are treated in the same manner. Indirect loan origination costs are expensed as incurred.

The Company holds certain receivables that have been securitized into mortgage-backed securities with full recourse. The allowance for credit losses on mortgage-backed securities represents management's estimate of the credit losses the Company will incur.

Allowance for Credit Losses

The allowance for credit losses is maintained at an amount management believes adequate to absorb probable losses on the existing portfolio. Management continuously assesses the adequacy of the allowance and periodically makes adjustments through charges to earnings in order to maintain the allowance at an appropriate level. Factors considered when making such an assessment include, but are not limited to, the nature and value of the underlying collateral, the loan delinquency status, historical and projected loss experience on sales of foreclosed properties and the levels and trends of non-performing assets, loan modifications and classified assets.

As management utilizes information currently available to make such an assessment, the allowance for credit losses is subjective and may be adjusted in the future depending on changes in economic conditions or other factors. Additionally, various regulatory agencies, as an integral part of their regular examination process, review the Company's allowance for credit losses on a periodic basis. These agencies may require the Company to recognize additions to the allowance based on their judgments of information available to them at the time of their examination.

                    KEYSTONE HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Note 1:  Summary of Significant Accounting Policies (continued)

Premises and Equipment

Premises and equipment are recorded at cost and depreciated over their estimated useful lives using the straight-line method. Estimated lives are generally 31.5 years for buildings, three to five years for furniture and equipment, three to five years for computer hardware and three years for computer software. Leasehold improvements are depreciated using the straight-line method over the remaining lease terms or the lives of the improvements, whichever is less. Costs related to maintenance and repairs are expensed as incurred, whereas costs that increase either the estimated useful life or value of the property are capitalized.

Foreclosed Properties

Real estate acquired in settlement of loans or through deed-in-lieu of foreclosure is recorded at fair value less estimated selling costs, as supported by independent appraisals. Once acquired, the recorded value of the property is periodically reviewed and may subsequently be adjusted downward with a charge to earnings, as appropriate.

Purchased and Originated Servicing

In May 1995, the Financial Accounting Standards Board (the "FASB") issued Statement of Financial Accounting Standards No. 122 ("SFAS 122"), "Accounting for Mortgage Servicing Rights," an amendment to Statement of Financial Accounting Standards No. 65 ("SFAS 65"), "Accounting for Certain Mortgage Banking Activities." In September 1995, the Company adopted early application of SFAS 122 and elected to implement SFAS 122 as of January 1, 1995 which resulted in the recognition of $5.9 million in originated mortgage servicing rights. As SFAS 122 prohibits retroactive application in prior years, the Company's financial statement reporting for 1994 and prior is in accordance with the original SFAS 65.

Purchased servicing represents the cost of acquiring the right to service mortgage loans. Originated servicing rights are recorded when mortgage loans are originated and subsequently sold or securitized with the servicing rights retained. The total cost of the mortgage loans is allocated to the mortgage servicing rights and the loans (without the mortgage servicing rights) based on their relative fair values. The cost relating to purchased and originated servicing is capitalized and amortized in proportion to, and over the period of, estimated future net servicing income.

The Company assesses impairment of the capitalized mortgage servicing portfolio based on the fair value of those rights on a stratum-by-stratum basis with any impairment recognized through a valuation allowance for each impaired stratum. For the purpose of measuring impairment, the Company stratified the capitalized mortgage servicing rights using the following risk characteristics: fixed-rate loans by coupon (less than 8%, 8%-10%, 10%-12% and greater than 12%); and adjustable-rate loans by index (Weighted Average Cost of Funds Index for the Eleventh District Savings Institutions ("COFI"), Treasury, London Interbank Offering Rate ("LIBOR"), etc.). Impairment is measured utilizing fair value.

                    KEYSTONE HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Note 1: Summary of Significant Accounting Policies (continued)

Purchased and Originated Servicing (continued)

In order to determine the fair value of the servicing rights, the Company uses market prices under comparable servicing sales contracts, when available, or alternatively, it uses a valuation model that calculates the present value of future cash flows. Assumptions used in the valuation model include market discount rates and anticipated prepayment speeds. The prepayment speeds are determined from market sources for fixed-rate mortgages with similar coupons and prepayment reports for comparable adjustable-rate mortgages ("ARMs") . In addition, the Company uses market comparables for estimates of the cost of servicing per loan, an inflation rate, ancillary income per loan and default rates. Amounts capitalized are recorded at cost, net of accumulated amortization and valuation allowance.

Capitalized Excess Servicing

To the extent that servicing fees on a mortgage loan exceed a "normal" servicing fee, the gain or loss on sale is adjusted to provide for the recognition of the excess servicing fee over the estimated lives of the loans. The amount of the adjustment approximates the amount that investors were willing to pay for the excess servicing fees at the time of the loan sale. The adjustment results in an asset that is realized through receipt of the excess service fee over the lives of the loans.

The Company uses a valuation model to calculate the present value of future excess servicing. Prepayment speeds are determined from market projections for fixed-rate mortgages with similar coupons and vintage. Discount rates are maintained at the market rate that existed at the time the excess servicing was originally calculated.

Intangible Amortization

The assumption of deposits through acquisition has resulted in the recognition of an intangible asset ("core deposit intangible"). The core deposit intangible is included in "Other Assets" in the Consolidated Balance Sheets and is amortized over the estimated life of the core deposits. The balance of the Company's core deposit intangible was $3.3 million and $7.1 million at December 31, 1995 and 1994, respectively.

Debt Issuance Costs

Expenses incurred in connection with the issuance of certain outstanding debt of the Company are deferred and amortized, using the interest method. The amortization of deferred issuance costs is included as an adjustment of the debt service cost over the term of the related debt. The unamortized balance of these debt issuance costs is included in "Other Assets" in the Consolidated Financial Statements.

Organization Costs

Expenses incurred in connection with the organization of the Company were deferred and amortized over five years using the straight-line method. These organization costs were fully amortized as of December 31, 1993.

                    KEYSTONE HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Note 1: Summary of Significant Accounting Policies (continued)

Income Taxes

Deferred  tax  assets  and   liabilities  are  recognized  for  the  future  tax
consequences attributable to differences between the financial statement recorded amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in earnings in the period that includes the enactment date.

The Company and its subsidiaries file a consolidated federal income tax return. For California franchise tax purposes, American joins in the filing of a combined return with its subsidiaries and with AREG.

The Tax Sharing Agreement entered into by the Company and its subsidiaries (the "Tax Sharing Agreement") requires the subsidiaries to compute their tax sharing payments as if they were filing a separate return. Such agreement further requires N.A. Holdings to compute its tax sharing payment as if it were filing a separate consolidated return with its subsidiaries (including American), with certain significant adjustments. The principal adjustments are (a) the income, expenses, gains and losses of New West, a nominee of American for income and franchise tax purposes through October 23, 1995, are excluded, (b) loan fees are recognized on a straight-line basis over seven years, adjusted for sales of such loans, rather than as received, and (c) for the years ending on or before December 31, 1994, the market- to-market adjustment attributable to the real estate loan portfolio acquired from the failed American Savings and Loan Association is accreted into income ratably over seven years, adjusted for sales of the acquired loans.

Securities and Loans Sold Under Agreements to Repurchase

The Company enters into sales of securities and loans under agreements to repurchase the same or similar securities or loans ("reverse repurchase agreements" and "dollar roll agreements"). Reverse repurchase and dollar roll agreements are accounted for as financing arrangements, with the obligation to repurchase securities or loans sold reflected as a liability in the Consolidated Balance Sheets. The dollar amount of securities and loans underlying the agreements remains in the respective asset accounts.

                    KEYSTONE HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Note 1: Summary of Significant Accounting Policies (continued)

Interest Rate Risk Management Instruments

Interest rate risk management instruments include interest rate exchange agreements ("swaps"), interest rate protection agreements ("caps"), forward sales of financial instruments, and financial futures and options contracts. Premiums, discounts and fees associated with caps and swaps are accreted into income or amortized to expense using the interest method. A gain or loss upon the termination of a hedge is amortized over the remaining life of the hedged asset or liability. Any gains and losses from forward sales and financial futures which meet deferral accounting criteria are either deferred and amortized using the interest method over the lives of the related positions or recognized in current earnings if the related assets are sold. Net unamortized gains or losses are included in the recorded value of the related asset or liability being hedged.


Note 2: Cash and Cash Equivalents

The following table summarizes the outstanding balance of cash and cash equivalents at December 31, (dollars in thousands):

                                         1995                    1994
                                   ----------------        -----------------

Cash                                 $385,561                $145,369
Federal Funds Sold                   -                         69,884
                                   ----------------        -----------------

Total                                $385,561                $215,253
                                   ================        =================



The cash balances noted above include restricted cash of $9.2 million and $4.8 million at December 31, 1995 and 1994, respectively. The restrictions primarily relate to remittances received on certain receivables serviced for others.

The Company did not have any repurchase agreements outstanding at any month end in 1995. The maximum balance of repurchase agreements outstanding at any month end during 1994 was $125.0 million. The average balances outstanding during 1995 and 1994 were $0.5 million and $13.9 million, respectively. The weighted average interest rates for 1995 and 1994 were 5.95 percent and 3.37 percent. All of the securities underlying the repurchase agreements remain under the Company's custody and control.

                    KEYSTONE HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Note 3: Investment Securities

The following table summarizes the amortized cost, fair value and gross unrealized holding gains and losses on investment securities, all of which management has the ability and intent to hold until maturity, at December 31, (in thousands):

                                                             1995                                               1994
                                    ----------------------------------------------  -----------------------------------------------
                                     Amortized   Gross  Unrealized        Fair      Amortized      Gross     Unrealized       Fair
                                        Cost     Gains   Losses          Value         Cost        Gains      Losses         Value
                                    ---------   ------  ----------    ------------  --------     --------   -----------    --------

U.S. Treasury
Securities ....................     $     29     $--     $   --        $     29     $     23     $      1     $   --       $     24
Time Deposits .................          700      --         --             700        1,000         --           --          1,000
Foreign Securities ............          100      --           (5)           95          100         --             (6)          94
Money Market
Investments and
Commercial Paper ..............      115,899      --           (2)      115,897       85,891         --             (7)      85,884
                                    --------     ---     --------      --------     --------     --------     --------     --------
  Total .......................     $116,728     $--     $     (7)     $116,721     $ 87,014     $      1     $    (13)     $87,002
                                    ========     ===     ========      ========     ========     ========     ========     ========




The following table summarizes the amortized cost, fair value and gross unrealized holding gains and losses on investment securities, all of which management has determined to be available-for-sale, at December 31, (dollars in thousands):


                                            1995                                               1994
                           --------------------------------------------------   -------------------------------------------
                           Amortized      Gross      Unrealized   Fair          Amortized      Gross   Unrealized   Fair
                           Cost           Gains      Losses       Value          Cost          Gains    Losses      Value
                           -------------- -----      ------     --------        --------      ------ ----------    --------

Debentures ..............   $164,972       $407       $   -     $165,379        $ 90,021      $   -    $(2,447)    $ 87,574
Callable Step Bond ......          -          -           -            -          50,000          -     (1,625)      48,375
                            --------     ------      ------ ------------       ---------     ------   ---------    --------
  Total .................   $164,972       $407       $   -     $165,379        $140,021      $   -    $(4,072)    $135,949
                            ========       ====       =====     ========        ========      =====    ========    ========



No investment securities were classified as trading securities at December 31, 1995 and 1994. At December 31, 1995 and 1994, investment securities of $21.9 million and $15.8 million, respectively, were pledged as collateral to secure certain borrowings.

                    KEYSTONE HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Note 3: Investment Securities (continued)

The following table summarizes by contractual maturity the recorded value and fair value of investment securities at December 31, 1995 (in thousands):



                                                       Amortized               Fair
Contractual Maturity                                    Cost                  Value
One year or less                                       $116,628             $116,626
After one year through five years                       165,022              165,427
After five years through ten years                           50                   47
                                                       --------             --------
  Total                                                $281,700             $282,100
                                                       ========             ========




Actual maturities may differ from those shown as issuers have the right to call or prepay certain obligations.

The following table presents certain information on sales of the Company's investment securities portfolio for the years ended December 31, (in thousands):



                                                         1995                 1994            1993
                                                    -----------             --------       ---------
Proceeds From Sales                                    $424,051              $88,328         $39,992
Gross Realized Gains                                      1,431                  183              41
Gross Realized Losses                                        14                   64               -


The proceeds from sales of securities in 1995 and 1994, identified above, were the result of sales of debentures. The proceeds from sales of securities in 1993 were the result of the sale of a U.S. Treasury security and a corporate security. All of these securities were classified as available-for-sale or held-for- trading.

                    KEYSTONE HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Note 4: Mortgage-Backed Securities

The   following   table   presents   held-to-maturity   and   available-for-sale
mortgage-backed securities at December 31, (dollars in thousands):



                                             1995                                                1994
                       ----------------------------------------------------    ----------------------------------------------------
                          Amortized         Gross    Unrealized        Fair       Amortized     Gross        Unrealized        Fair
                            Cost             Gains      Losses        Value         Cost        Gains         Losses          Value

Held-to-Maturity:
FHLMC ..................  $      --     $      --    $      --     $      --    $   591,960  $      --     $    (6,932)  $   585,028
FNMA ...................    2,908,206        51,402         --       2,959,608      689,142          602        (5,572)      684,172
Private Label ..........         --            --           --            --        333,691         --         (10,007)      323,684
Resolution Trust
Corporation ............         --            --           --            --        108,030         --          (2,576)      105,454
                            ----------  -----------  -----------   -----------  -----------  -----------   -----------   -----------
                            2,908,206   $    51,402  $      --       2,959,608    1,722,823  $       602   $   (25,087)    1,698,338
                                        ===========  ===========                             ===========   ===========
Allowance for Credit
Losses .................      (17,441)                                    --        (16,701)                                    --
                           -----------                             -----------   -----------                            -----------
  Total ................  $ 2,890,765                              $ 2,959,608  $ 1,706,122                              $ 1,698,338
                           ===========                             ===========   ===========                             ===========

Available-for-Sale:
FHLMC ..................  $   598,307   $    16,900  $      (364)  $   614,843  $   150,020  $        31   $    (4,376)  $   145,675
FNMA ...................    2,872,005        97,699         (926)    2,968,778    1,191,602       19,020       (39,542)    1,171,080
Resolution Trust
Corporation ............      125,301            18       (1,387)      123,932        4,892         --            (222)        4,670
Private Labels .........      355,709         1,240       (3,220)      353,729         --           --            --            --
                          -----------   -----------  -----------   -----------  -----------  -----------   -----------   -----------
  Total ................  $ 3,951,322   $   115,857  $    (5,897)  $ 4,061,282  $ 1,346,514  $    19,051   $   (44,140)  $ 1,321,425
                          ===========   ===========  ===========   ===========  ===========  ===========   ===========   ===========



At December 31, 1995 and 1994, respectively, mortgage-backed securities of $4.2 billion and $1.9 billion were pledged as collateral to secure certain reverse repurchase agreements.

At December 31, 1995 and 1994, the Company did not have any mortgage-backed securities classified as trading securities.

The following table presents certain information on sales of the Company's available-for-sale portfolio for the years ended December 31, (dollars in thousands):


                                                         1995                  1994                 1993
                                                         ----                  ----                 ----

Proceeds From Sales                                    $159,278              $73,450              $120,238
Gross Realized Gains                                      1,184                  252                 1,359
Gross Realized Losses                                        18                    -                     2



In November 1995, the FASB issued its Special Report, "A Guide to Implementation of Statement 115 on Accounting for Certain Investments in Debt and Equity Securities", that permitted enterprises to reassess the appropriateness of the classifications of all securities held upon initial adoption of the Special Report, provided that such reassessment and any resulting reclassification was completed no later than December 31, 1995. As a result, the Company reclassified $1.4 billion of mortgage-backed securities from its held-to-maturity portfolio to the available-for-sale portfolio during November 1995. The unrealized gain on these securities at the time of the reclassification was $24.8 million. There were no subsequent sales of these reclassified securities in 1995.

                    KEYSTONE HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Note 5: Receivables

The  following  table  summarizes   receivables  at  December  31,  (dollars  in
thousands):


                                                               1995            1994
                                                           -----------    ------------
REAL ESTATE RECEIVABLES:
Single-Family
  Adjustable ...........................................  $  9,235,248    $  9,539,309
  Fixed ................................................       208,841         162,861
Multi-Family
  Adjustable ...........................................     1,342,563       2,529,120
  Fixed ................................................        56,462          66,414
Commercial, Industrial and Land ........................       359,537         441,980
Equity(1) ..............................................        46,122          49,643
                                                          ------------    ------------

Total Real Estate Receivables ..........................    11,248,773      12,789,327

OTHER RECEIVABLES:
Deposit Certificates ...................................        21,582          24,472
Credit Card ............................................         3,003           2,897
Other ..................................................        18,156          19,071
                                                          ------------    ------------
  Total Other Receivables ..............................        42,741          46,440
                                                          ------------    ------------

  Total Gross Receivables ..............................    11,291,514      12,835,767

Unearned Discount, net .................................       (41,492)        (69,532)
Unamortized Deferred Fees, net .........................          (476)        (26,856)
Allowance for Credit Losses ............................       (74,515)        (95,789)
                                                          ------------    ------------
  RECEIVABLES OWNED, NET ...............................  $ 11,175,031    $ 12,643,590
                                                          ============    ============

Weighted Average Yield on Receivables for the Year Ended          7.60%           6.64%
                                                          ============    ============


- ----------
(1) All equity loans are secured by residential real estate.

Total net receivables serviced was $27.4 billion, $24.0 billion and $18.7 billion at December 31, 1995, 1994 and 1993, respectively.

Collateralized  borrowings  issued by the Company,  including  Federal Home Loan
Bank  ("FHLB")   advances,   are  secured  by   receivables   of  $3.6  billion,
mortgage-backed  securities of $4.2 billion and FHLB stock of $159.9  million at
December 31, 1995.

Included in the above table are receivables held-for-sale of $74.0 million and $5.1 million at December 31, 1995 and 1994, respectively.


                    KEYSTONE HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Note 5: Receivables (continued)

The Company primarily lends to customers located throughout California. The following table summarizes the Company's real estate receivable portfolio by certain geographic areas at December 31, 1995 (dollars in thousands):


                                                                          San
                                           Los                            Francisco          Other          Other
                                          Angeles          Orange          Bay Area        California       States       Total

Single-Family ......................    $ 2,759,775     $ 1,145,718     $ 3,178,947     $ 2,323,659     $    35,990     $ 9,444,089
Multi-Family .......................        559,749         110,935         299,488         402,995          25,858       1,399,025
Commercial, Industrial and
Land ...............................        136,076          28,448          55,578         137,231           2,204         359,537
Equity .............................         38,617             469           3,461           3,570               5          46,122
                                        -----------     -----------     -----------     -----------     -----------     -----------
  Total ............................    $ 3,494,217     $ 1,285,570     $ 3,537,474     $ 2,867,455     $    64,057     $11,248,773
                                        ===========     ===========     ===========     ===========     ===========     ===========
  Percent ..........................          31.06%          11.43%          31.45%          25.49%           0.57%         100.00%
                                        ===========     ===========     ===========     ===========     ===========     ===========


No other geographic areas within California or other states constituted more than ten percent of total receivables at December 31, 1995.

The following table presents the contractual maturity of gross real estate receivables at December 31, 1995 (dollars in thousands):

                                                                                      1999-        2001-       2006 &
                                               1996         1997         1998         2000         2005         After      Total
                                           ------------ ------------ ------------ ------------ ------------ ------------  ---------
Single-Family
  Adjustable ............................  $       167  $      --    $        68  $      --    $     1,463  $ 9,233,550  $ 9,235,248
  Fixed .................................        1,638        1,101          271          951       19,068      185,812      208,841
Multi-Family
  Adjustable ............................        4,067        1,267        3,073       13,735       74,963    1,245,458    1,342,563
  Fixed .................................        1,480       15,334       10,106        2,641        9,690       17,211       56,462
Commercial, Industrial and
Land ....................................       14,952       52,035       23,166       11,595      149,373      108,416      359,537
Equity ..................................            3           27        1,788           55           85       44,164       46,122
                                           -----------  -----------  -----------  -----------  -----------  -----------  -----------
  Total .................................  $    22,307  $    69,764  $    38,472  $    28,977  $   254,642  $10,834,611  $11,248,773
                                           ===========  ===========  ===========  ===========  ===========  ===========  ===========


Based upon historical experience, a substantial amount of receivables will be paid prior to contractual maturity. As a result, this table is not to be regarded as a forecast of future cash collections.

                    KEYSTONE HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Note 5:  Receivables (continued)

The following table summarizes the aggregate outstanding balance of nonaccrual receivables and loans sold or securitized with recourse ("recourse obligations") at December 31, (dollars in thousands):


                                                            1995       1994
                                                          --------   --------
Nonaccrual Receivables and Recourse Obligations(1)(2)
  Single-Family ........................................  $118,480   $143,360
  Multi-Family and Commercial ..........................    23,979     74,423
  Equity ...............................................     1,636      1,483
                                                          --------   --------
   Total ...............................................  $144,095   $219,266
                                                          ========   ========
Percentage of Total Receivables and Recourse Obligations      0.90%      1.56%


(1) At December 31, 1995 and 1994, nonaccrual receivables include nonaccrual restructured receivables of $6.5 million and $3.9 million, respectively.

(2) At December 31, 1994, nonaccrual receivables serviced by others were entitled to certain FDIC assistance and, therefore, were excluded from the amounts shown above.

The Company did not have any receivables or recourse obligations more than 90 days past due and still accruing interest at December 31, 1995 and 1994, except for consumer credit card loans which are placed on nonaccrual status when such loans become 120 days past due.

In May 1993, the FASB issued SFAS 114. SFAS 114 addresses the accounting by creditors for impairment of certain loans by specifying how allowances for credit losses related to impaired loans should be determined. A loan is defined as being impaired when, based on current information and events, it is probable that all amounts due according to the contractual terms of the loan agreement (including both principal and interest payments) will not be received. SFAS 114 applies to all loans that are restructured in a troubled debt restructuring involving a modification of terms.

In October 1994, the FASB issued SFAS 118 as an amendment to SFAS 114. SFAS 118 eliminates the income recognition provisions included in SFAS 114 thereby permitting creditors to use existing methods of recognizing interest income on impaired loans. The Company adopted the provisions of SFAS 114 as amended by SFAS 118, effective January 1, 1995.

SFAS 114 does not apply to large groups of smaller balance homogenous loans that are collectively evaluated for impairment. The Company collectively reviews all single family loans, all consumer loans and multi-family and commercial loans with outstanding principal balances under $1.0 million for impairment. The Company considers a loan to be impaired when, based upon current information and events, it believes it is probable that the Company will be unable to collect all amounts due according to the contractual terms of the loan agreement. The Company's impaired loans disclosed under the requirements of SFAS 114 include nonaccrual loans (excluding those collectively reviewed for impairment), debt restructurings, and multi-family and commercial loans less than 90 days delinquent in

                    KEYSTONE HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Note 5:  Receivables (continued)

which management believes that the borrower may be experiencing financial difficulty based on indicators such as low debt coverage ratios or high loan-to-value ratios ("other impaired loans"). The Company bases the measurement of loan impairment on the fair value of the loan's underlying collateral. If the recorded investment of a loan exceeds the measure of impairment, the Company recognizes the impairment by creating a valuation allowance (or adjusting an existing valuation allowance on the loan) with a corresponding charge to the provision for credit losses.

Impaired loans and the related specific loan loss allowance at December 31, 1995 were as follows (dollars in thousands):


                                                                                 Recorded              Allowance            Net
                                                                                Investment             for Losses        Investment
Nonaccrual Loans:
   With specific allowances ......................................               $ 1,128               $   158           $   970
   Without specific allowances ...................................                 3,417                  --               3,417
                                                                                 -------               -------           -------
                                                                                   4,545                   158             4,387
                                                                                 -------               -------           -------

Restructured Loans:
   With specific allowances ......................................                13,471                 2,756            10,715
   Without specific allowance  ...................................                34,879                  --              34,879
                                                                                 -------               -------           -------
                                                                                  48,350                 2,756            45,594
                                                                                 -------               -------           -------

Other Impaired Loans:
   With specific allowances ......................................                10,065                 2,804             7,261
   Without specific allowance  ...................................                 6,419                  --               6,419
                                                                                 -------               -------           -------
                                                                                  16,484                 2,804            13,680
                                                                                 -------               -------           -------
      Total Impaired Loans .......................................               $69,379               $ 5,718           $63,661
                                                                                 =======               =======           =======


The average net recorded investment in impaired loans for the year ended December 31, 1995 was $69.0 million. Interest income of $4.7 million was recognized on impaired loans during the period of impairment.

Interest income is accrued and credited to earnings as it is earned. Accrued interest on nonaccrual receivables (i.e., receivables that are 90 days or more contractually delinquent) is not recognized as income. Interest income is subsequently recognized on nonaccrual receivables only to the extent that payments are received. Payments received on nonaccrual receivables are recorded as a reduction of principal or as interest income depending on management's assessment of the ultimate collectibility of the loan principal. At December 31, 1995 nonaccrual loans had interest due but not recognized of approximately $7.1 million.

                    KEYSTONE HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Note 5:  Receivables (continued)

The aggregate investment in troubled debt restructurings ("TDRs") modified prior to January 1, 1995 that are not impaired based on the terms specified by the TDR agreements with borrowers was $12.6 million at December 31, 1995. The foregone interest on these restructured receivables did not have a significant impact on the Company's earnings for the year ended December 31, 1995. Interest income on TDRs for the year ended December 31, 1995 was $0.9 million. At December 31, 1995, the Company had no commitments to lend additional funds to borrowers whose loans were classified as TDRs.

The following table reconciles nonaccrual loans to total impaired loans at December 31, (dollars in thousands):


                                                          1995

     Nonaccrual Loans                                   $144,095
     Homogenous Loans                                   (139,550)
     Accruing Restructured Loans                          48,350
     Other Impaired Loans                                 16,484
                                                        --------
        Total Impaired Loans                            $ 69,379


Note 6:  Allowance for Credit Losses

The following summarizes the activity in the allowance for credit losses related to loan receivables and mortgage-backed securities ("MBS") for the year ended December 31, (dollars in thousands):


                                          1995                               1994                              1993
                           -----------------------------------  --------------------------------   --------------------------------
                             Loans        MBS         Total       Loans        MBS       Total        Loans        MBS        Total
January 1, .............  $  95,789   $  16,701   $ 112,490   $ 113,672   $  12,075   $ 125,747   $ 114,427   $   7,110   $ 121,537

Provision for Credit
  Losses ...............     52,720      11,117      63,837      91,874       9,735     101,609     116,427       7,076     123,503

Charge Offs:
  Single-Family ........    (44,941)       --       (44,941)    (85,604)       --       (85,604)    (91,440)       --       (91,440)
  Multi-Family .........    (22,784)       --       (22,784)    (17,374)       --       (17,374)    (10,127)       --       (10,127)
  Commercial ...........     (5,362)       --        (5,362)     (1,963)       --        (1,963)     (3,008)       --        (3,008)
  Other ................     (1,510)       --        (1,510)     (5,084)       --        (5,084)    (13,971)       --       (13,971)
  MBS ..................       --        (9,761)     (9,761)       --        (5,507)     (5,507)       --        (2,111)     (2,111)
                                      ---------   ---------   ---------   ---------   ---------   ---------   ---------   ---------
                            (74,597)     (9,761)    (84,358)   (110,025)     (5,507)   (115,532)   (118,546)     (2,111)   (120,657)
  Earthquake ...........     (3,743)       --        (3,743)     (5,145)       --        (5,145)       --          --          --
                                      ---------   ---------   ---------   ---------   ---------   ---------   ---------   ---------
    Total Charge-Offs ..    (78,340)     (9,761)    (88,101)   (115,170)     (5,507)   (120,677)   (118,546)     (2,111)   (120,657)
Recoveries .............      4,961        --         4,961       2,733        --         2,733        --          --          --
Other ..................       (615)       (616)     (1,231)      2,680         398       3,078       1,364        --         1,364
                          ---------   ---------   ---------   ---------   ---------   ---------   ---------   ---------   ---------

December 31, ...........  $  74,515   $  17,441   $  91,956   $  95,789   $  16,701   $ 112,490   $ 113,672   $  12,075   $ 125,747
                          =========   =========   =========   =========   =========   =========   =========   =========   =========



                    KEYSTONE HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Note 7:  Interest Receivable

Interest receivable is comprised of the following at December 31, (dollars in thousands):


                                   1995           1994
                                 --------       --------
Receivables .................    $ 60,779       $ 58,972
Mortgage-Backed Securities...      48,380         16,971
Investment Securities .......       2,125          1,280
                                 --------       --------

  Total .....................    $111,284       $ 77,223
                                 ========       ========



Note 8:  New West Note

On December 28, 1988 (the "Effective Date"), substantially all assets and liabilities of the failed savings and loan subsidiary (the "Failed Association") of Financial Corporation of America ("FCA"), were transferred to American (the "Acquisition") and New West. As part of the transaction, American received a promissory note from New West for the balance of the net assets transferred to New West ("New West Note").

As of the Effective Date, the Company and other related entities also entered into an assistance agreement (the "Assistance Agreement") with the Federal Savings and Loan Insurance Corporation (the "FSLIC"). Under the terms of the
Assistance Agreement, the FSLIC Resolution Fund (the "FRF") is required to indemnify American for specified losses that may be incurred on, or in connection with, certain of the acquired assets.

The FDIC has always caused New West to prepay the New West Note to the maximum extent permitted by its terms. If the maximum prepayments under its terms were to have continued, the balance of the New West Note would have been reduced to approximately $113.0 million in November 1995 and fully repaid in February 1996. However, in October 1995, the Company agreed with the FDIC to allow prepayment of the remaining balance of the New West Note. American received the remaining principal balance of $505.3 million, plus interest on October 24, 1995. American utilized the proceeds received to pay down certain short-term borrowings and to originate new receivables.

The following is a summary of the New West Note activity for the years indicated (dollars in thousands):

                                                                            New West                Warrant                Net of
                                                                              Note                  Offset                 Warrant
Balance at December 31, 1992 ..................................           $ 4,767,144            $   167,000            $ 4,600,144
Receivables Transferred to New West ...........................                52,932                   --                   52,932
Optional Prepayments ..........................................            (1,569,018)                  --               (1,569,018)
                                                                          -----------            -----------            -----------
Balance at December 31, 1993 ..................................             3,251,058                167,000              3,084,058
Optional Prepayments ..........................................            (1,569,018)                  --               (1,569,018)
                                                                          -----------            -----------            -----------
Balance at December 31, 1994 ..................................             1,682,040                167,000              1,515,040
Optional Prepayments ..........................................            (1,682,040)              (167,000)            (1,515,040)
                                                                          -----------            -----------            -----------
Balance at December 31, 1995 ..................................           $      --              $      --              $      --
                                                                          ===========            ===========            ===========


                                                        23

                    KEYSTONE HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Note 8: New West Note (continued)

The balance of the New West Note reported in the Company's financial statements prior to December 31, 1995 has been reduced by the $167.0 million value ascribed to the Warrants. Consensus No. 88-19 of the Emerging Issues Task Force of the Financial Accounting Standards Board requires that capital arising from instruments issued to the FSLIC be offset against amounts receivable from the FSLIC which in this case included the New West Note, as its repayment was supported by FSLIC Resolution Fund assistance to New West.

Note 9:  Premises and Equipment

Premises and equipment consisted of the following at December 31, (dollars in thousands):


                                                1995        1994
                                             ----------  ----------
Buildings and Leasehold Improvements ......  $ 268,712   $ 218,666
Furniture and Equipment ...................     99,617      94,460
Land ......................................     41,463      35,339
Construction in Progress ..................      8,080       9,047
Accumulated Depreciation and Amortization..   (184,185)   (163,400)
                                             ---------   ---------
  Total ...................................  $ 233,687   $ 194,112
                                             =========   =========


In January 1995, a wholly-owned service corporation of American purchased from a related limited partnership the Irvine Plaza building structures and adjoining land currently utilized for American's executive offices and various departments. The total cash purchase price paid for the property was $45.2 million.

Note 10:  Foreclosed Properties

The following summarizes the outstanding balance of foreclosed properties at December 31, (dollars in thousands):


                                      1995         1994
                                   ----------    ----------
Single-Family ...............      $  69,448     $  91,824
Multi-Family ................         29,404        28,423
Commercial and Industrial ...          4,922            28
                                   ---------     ---------
                                     103,774       120,275
Allowance for Market Losses
  Subsequent to Foreclosure..         (3,737)       (1,630)
                                   ---------     ---------
  Total .....................      $ 100,037     $ 118,645
                                   =========     =========


                    KEYSTONE HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Note 10: Foreclosed Properties (continued)

A summary of the activity in the allowance for market losses subsequent to foreclosure for the years shown follows (dollars in thousands):

                                                                                1995                   1994                  1993
                                                                             ---------              ---------              --------
Balance at January 1, .........................................              $  1,630               $  7,855               $  4,786
  Provision for Market Losses .................................                10,523                 15,391                 19,589
  Write-downs .................................................                (8,416)               (21,616)               (16,520)
                                                                             --------               --------               --------
Balance at December 31, .......................................              $  3,737               $  1,630               $  7,855
                                                                             ========               ========               ========


Note 11:  Mortgage Servicing Rights

In May 1995, the FASB issued SFAS 122, an amendment to SFAS 65. In September 1995, the Company adopted early application of SFAS 122. SFAS 122 requires a company that purchases or originates mortgage loans and subsequently sells or securitizes those loans with servicing rights retained to allocate the total cost of the mortgage loans to the mortgage servicing rights and the loans (without the mortgage servicing rights) based on their relative fair values. Companies are required to assess impairment of the capitalized mortgage servicing portfolio based on the fair value of those rights on a stratum-by-stratum basis with any impairment recognized through a valuation allowance for each impaired stratum. Capitalized mortgage servicing rights should be stratified based upon one or more of the predominant risk characteristics of the underlying loans such as loan type, size, note rate, date of origination, term and/or geographic location.

The Company elected to implement SFAS 122 effective January 1, 1995. As a result, throughout 1995 the Company capitalized $7.8 million in originated loan servicing rights that resulted from the origination and sale of receivables with servicing retained. At December 31, 1995, the Company established an impairment valuation allowance of $0.9 million based upon an evaluation performed on the entire servicing rights portfolio. The Company's financial statement reporting for 1994 and prior was in accordance with the original SFAS 65.

                    KEYSTONE HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Note 11:  Mortgage Servicing Rights (continued)

The following table summarizes the activity in purchased loan servicing, originated loan servicing and excess servicing fees, net of amortization and the valuation allowance for the periods indicated (dollars in thousands):


                                                                 Purchased Loan   Originated Loan     Excess         Total Mortgage
                                                                  Servicing, Net   Servicing, Net   Servicing, Net  Servicing Rights
Balance at January 1, 1993 .................................         $  9,205         $   --          $ 59,345          $ 68,550
  Present Value Gain on 1993 Sales .........................             --               --             5,448             5,448
  Amortization .............................................           (3,046)            --           (19,757)          (22,803)
                                                                     --------         --------        --------          --------
Balance at December 31, 1993 ...............................            6,159             --            45,036            51,195
  Sale of Servicing ........................................             --               --           (13,087)          (13,087)
  Purchased Servicing ......................................           37,605             --              --              37,605
  Present Value Gain on 1994 Loan Sales ....................             --               --               558               558
  Amortization .............................................           (2,448)            --           (12,784)          (15,232)
                                                                     --------         --------        --------          --------
Balance at December 31, 1994 ...............................           41,316             --            19,723            61,039
  Purchased/Originated Servicing ...........................           38,270            7,757            --              46,027
  Present Value Gain on 1995 Loan Sales ....................             --               --             3,542             3,542
  Amortization .............................................          (12,702)            (366)         (5,757)          (18,825)
  Impairment Valuation Allowance ...........................             --               (882)           --                (882)
                                                                     --------         --------        --------          --------
Balance at December 31, 1995 ...............................         $ 66,884         $  6,509        $ 17,508          $ 90,901
                                                                     ========         ========        ========          ========


                    KEYSTONE HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Note 12:  Deposits

Deposits and related weighted average interest rates consisted of the following at December 31, (dollars in thousands):

                                                                               1995                                1994
                                                                --------------------------------     -----------------------------
                                                                                    Weighted                            Weighted
                                                                                     Average                             Average
                                                                    Amount            Rate              Amount            Rate
Demand and Savings Deposits
  Money Market Demand ..................................        $  1,425,243         1.50 %          $  1,585,308         1.84 %
  Money Market Savings .................................           1,661,762         4.27               1,063,064         2.77
  Passbook .............................................             632,885         2.01                 564,298         2.58
  Super Passbook .......................................             173,826         3.02                 400,525         2.77
  Other ................................................                 237          --                      383          --
                                                                ------------                         ------------
    Total Demand and Savings Deposits ..................           3,893,953         2.83               3,613,578         2.33
                                                                ------------                         ------------

Time Certificates
  Fixed ................................................           9,126,012         5.64               9,217,044         4.83
  Other ................................................                 247         2.79                     365         2.94
                                                                ------------                         ------------
    Total Time Certificates ............................           9,126,259         5.64               9,217,409         4.83
                                                                ------------                         ------------

  Unearned Premium .....................................                --                                    313
  Deferred Hedging Costs ...............................             (15,183)                             (15,811)
                                                                ------------                         ------------

Total ..................................................        $ 13,005,029         4.81 %          $ 12,815,489         4.13 %
                                                                ============                         ============


The following table presents the maturity characteristics of time certificates within each interest rate range at December 31, 1995 (dollars in thousands):


                                                                             Maturing in
                                ---------------------------------------------------------------------------------------------------
                                   1996           1997           1998           1999           2000         Thereafter      Total
                                ----------     ----------     ----------     ----------     ----------     ------------   ---------
Interest Rate

     0%-3.9% ..............     $   55,130     $    1,079     $     --       $     --       $    1,068     $     --      $   57,277
   4.0%-4.9% ..............      1,202,412         62,729            427             93              5           --       1,265,666
   5.0%-5.9% ..............      4,952,907        356,129         97,417         18,239         27,983          4,081     5,456,756
   6.0%-6.9% ..............      1,235,642        345,122         58,663         43,053         52,327            214     1,735,021
7.0% or more ..............        549,565         39,959          6,960          3,173         11,415            467       611,539
                                ----------     ----------     ----------     ----------     ----------     ----------    ----------
Total .....................     $7,995,656     $  805,018     $  163,467     $   64,558     $   92,798     $    4,762    $9,126,259
                                ==========     ==========     ==========     ==========     ==========     ==========    ==========


Fixed time certificates with balances of $100,000 or greater are $1.76 billion at December 31, 1995.

At December 31, 1995 and 1994, respectively, receivables with total unpaid principal balances of $344,000 and $383,000 were pledged as collateral for certain public agency deposits.

                    KEYSTONE HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Note 12:  Deposits (continued)


The following summarizes interest expense on deposits by type of account for the years ended December 31, (dollars in thousands):


                                                                            1995                     1994                   1993
                                                                          --------                 --------                --------
Savings Deposits ........................................                 $598,403                 $447,506                $468,000
Demand Deposits .........................................                   24,112                   29,502                  40,486
Wholesale Deposits ......................................                    6,000                    1,365                   2,447
Other ...................................................                    7,800                    3,421                   2,502
                                                                          --------                 --------                --------
   Total ................................................                 $636,315                 $481,794                $513,435
                                                                          ========                 ========                ========


Note 13:  Federal Home Loan Bank Advances

At December 31, 1995, FHLB advances are secured by the Company's investment in FHLB capital stock of $159.9 million and receivables and mortgage-backed securities with aggregate principal balances of $3.6 billion and $597.0 million, respectively. At December 31, 1994, FHLB stock of $123.0 million and receivables with aggregate principal balances of $3.0 billion secured FHLB advances.

As a member of the FHLB of San Francisco, American must maintain FHLB capital stock equal to the greater of: (a) 1.0 percent of its net residential mortgages,
(b) 5.0 percent of outstanding FHLB advances and letters of credit from the FHLB or (c) 0.3 percent of unconsolidated assets. At December 31, 1995 and 1994, American was in compliance with this requirement.

The following summarizes the FHLB advances outstanding and their related weighted average interest rates at December 31, (dollars in thousands):

                                                                         1995                                      1994
                                                         ---------------------------------            ----------------------------
                                                                                 Weighted                                 Weighted
                                                                                  Average                                  Average
                                                            Amount                 Rate                  Amount             Rate
Fixed ......................................              $  824,337              6.27 %              $  211,366            6.31 %
Adjustable .................................                 180,000              5.81                   180,000            6.17
                                                          ----------                                  ----------
   Total ...................................              $1,004,337              6.19 %              $  391,366            6.25 %
                                                          ==========                                  ==========


                    KEYSTONE HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Note 13:  Federal Home Loan Bank Advances (continued)

FHLB advances outstanding at December 31, 1995 will mature as follows (dollars in thousands):


                                                                            Maturing in
                                    1996           1997           1998           1999          2000         Thereafter      Total
                                ----------     ----------     ----------     ----------     ----------     ------------   ----------
(S>
Fixed .....................     $  648,876     $   10,000     $   58,642     $   50,000     $   50,000     $    6,819     $  824,337
Adjustable ................           --             --           30,000           --             --          150,000        180,000
                                ----------     ----------     ----------     ----------     ----------     ----------     ----------
    Total .................     $  648,876     $   10,000     $   88,642     $   50,000     $   50,000     $  156,819     $1,004,337
                                ==========     ==========     ==========     ==========     ==========     ==========     ==========


The following table presents certain information on FHLB advances for the years ending December 31, (dollar in thousands):

                                                                              1995                   1994                   1993
                                                                           -----------            -----------            ----------
Maximum Month-End Outstanding Balance .........................            $1,004,337             $1,562,919             $1,638,561
Average Balance Outstanding ...................................               492,284              1,044,018              1,578,904
Weighted Average Rate .........................................                  6.64%                  6.62%                  8.15%


Note 14:  Reverse Repurchase Agreements

The Company enters into reverse repurchase agreements with major brokerage firms that are primary dealers in government securities. Mortgage-backed securities underlying certain of the agreements are delivered to the dealers that arrange the transactions. The dealers may loan these securities to other parties in the normal course of their operations. The following table presents information regarding reverse repurchase agreements at December 31, (dollars in thousands):


                                             Repurchase               Recorded(1)                 Fair                  Maturity
Underlying Collateral                        Liability                  Value                    Value                   Date
- ---------------------                ------------------------ ------------------------ ------------------------  -------------------
                                        1995         1994        1995         1994         1995        1994         1995      1994
                                     ----------- ------------ -----------  ----------- ------------ -----------  ----------- -------
FHLMC Securities .................   $  113,171   $  531,034   $  113,774   $  573,558   $  119,162   $  553,600   2/1/96    3/20/95
FNMA Securities ..................    2,695,270    1,490,688    2,711,622    1,563,680    2,730,927    1,513,599   1/26/96   3/20/95
Pledged Receivables(2) ...........    1,208,000    1,960,937    1,226,853    2,106,704    1,230,630    2,084,559   5/22/97   6/15/99
                                     ----------   ----------   ----------   ----------   ----------   ----------
   Total .........................   $4,016,441   $3,982,659   $4,052,249   $4,243,942   $4,080,719   $4,151,758
                                     ==========   ==========   ==========   ==========   ==========   ==========



(1) Recorded value includes accrued interest at December 31.
(2) In July 1994, American pledged certain single-family adjustable rate loans as collateral for reverse repurchase agreements with the Federal Home Loan
    Bank.

                                                        29

                    KEYSTONE HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Note 14:  Reverse Repurchase Agreements (continued)

Reverse repurchase agreements outstanding with individual brokers in excess of ten percent of the Company's stockholder's equity at December 31, 1995 are as follows (dollars in thousands):

                                                            Weighted                                              Collateral
                                                            Average               Recorded              Recorded             Market
Purchasing Party                                            Maturity              Value(1)              Value(1)             Value

DLJ ..............................................           29 days            $  172,220           $  176,433           $  179,059
CS First Boston ..................................           33 days               366,168              376,221              325,228
Federal Home Loan Bank ...........................           508 days            1,226,853            1,206,500            1,230,630
FNMA .............................................           12 days               334,118              342,511              343,666
Goldman Sachs ....................................           32 days               672,917              674,362              677,774
Nomura Securities ................................           25 days               330,640              341,574              344,715
Prudential Securities ............................           17 days               266,880              270,036              273,920
Paine Webber .....................................           37 days               122,191              126,497              126,355
Salomon Brothers .................................           32 days               325,496              333,555              335,158
UBS Securities ...................................           16 days               120,993              125,681              125,052
Smith Barney .....................................           32 days               113,774              118,275              119,162


(1) Recorded value includes accrued interest at December 31, 1995.


The  following  table  presents  certain   information  on  reverse   repurchase
agreements for the years shown (dollars in thousands):

                                                                              1995                   1994                   1993
                                                                           -----------            -----------            ----------
Maximum Month-End Outstanding Balance .........................            $4,258,600             $3,982,659             $1,101,457
Average Balance Outstanding ...................................             4,109,917              2,025,036                628,885
Weighted Average Rate .........................................                  6.09%                  4.68%                  3.17%


Note 15:  Other Borrowed Money

Other borrowed money consisted of the following at December 31, (dollars in thousands):


                                                      1995          1994
                                                    --------      --------
Series A Floating Rate Notes due 1997 ............  $   --        $111,000
Series B 9.60% Notes due 1999 ....................   169,000       169,000
Series C Floating Rate Notes due 2000 ............   175,000          --
Federal Funds Purchased ..........................      --          50,000
Subordinated Notes Due 1998 ......................    20,500        20,500
Dollar Roll Agreements ...........................     5,915         8,478
Capitalized Leases ...............................       560           562
Mortgage Notes Payable Secured by Premises .......       104           113
                                                    --------      --------
  Total ..........................................  $371,079      $359,653
                                                    ========      ========

Weighted average interest rate at end of period...      8.41%         7.83%
                                                    ========      ========


                    KEYSTONE HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Note 15:  Other Borrowed Money (continued)

Other borrowed money matures as follows (dollars in thousands):

                 Year Ending December 31,                           Amount

                         1996                                      $  5,927
                         1997                                            13
                         1998                                       105,013
                         1999                                        84,514
                         2000                                       175,015
                         Thereafter                                     597
                                                                   --------
                            Total                                  $371,079


The following table presents certain information on other borrowed money for the years ending December 31, (dollars in thousands):


                                                                                 1995                  1994                  1993
                                                                               ---------             ---------             ---------
Maximum Month-End Outstanding Balance ............................             $380,277              $367,795              $309,050
Average Balance Outstanding ......................................              368,477               319,500               301,461
Weighted Average Rate ............................................                 8.54%                 8.06%                 8.47%



On January 14, 1992, New American completed its private placement of Series A Floating Rate Notes due 1997 ("Series A Notes") of $111.0 million and Series B
9.60 percent Notes due 1999 ("Series B Notes") of $169.0 million. Interest on the Series A Notes accrued at three-month LIBOR plus 2.25 percent and repriced quarterly. The Series B Notes accrue interest at 9.60 percent over their entire term. A note purchase agreement (the "Note Purchase Agreement") was executed by New American in connection with the private placement of the Series A and Series B Notes.

On October 12, 1993, in accordance with a subordinated note purchase agreement (the "Subordinated Note Agreement"), New American issued $20.5 million of subordinated notes at a discounted price of 97.5 percent of the principal amount. The subordinated notes accrue interest at a rate equal to three-month LIBOR plus 2.875 percent. The rate on the subordinated notes was 8.81 percent at December 31, 1995. Interest is paid quarterly and the subordinated notes mature on October 12, 1998.

The Note Purchase Agreement and the Subordinated Note Agreement contain certain limitations regarding the payment of cash dividends on common or preferred stock, the reacquisition or issuance of common or preferred stock, additional borrowings and payments thereon and certain other transactions. New American is in compliance with all such limitations.

On March 23, 1995, New American completed the private placement of $175.0 million of its Series C Floating Rate Notes due April 12, 2000 (the "Series C Notes"). The net proceeds from the issuance of the Series C Notes were used to redeem the $111.0 million Series A Notes and to fund a $60.0 million capital contribution from N.A. Holdings to American. Interest on the Series C Notes accrues at a rate equal to three-month LIBOR plus 1.375%, reset on a quarterly basis. Interest payments are made quarterly on January 12, April 12, July 12 and October 12 of each year.

                    KEYSTONE HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Note 15:  Other Borrowed Money (continued)

The indenture related to the Series C Notes contains certain covenants that, among other things, require the maintenance of regulatory capital at American and limit the following: (i) funded indebtedness, (ii) subsidiary funded indebtedness, (iii) upstream payments, (iv) subsidiary dividends, (v) liens,
(vi) mergers and  consolidations,  (vii)  issuance of subsidiary  capital stock,
(viii) transactions with affiliates and (ix) lines of business. New American is in compliance with all such covenants and restrictions.

A redemption notice was provided to holders of the Series A Notes as required by the Note Purchase Agreement and the redemption was completed on April 12, 1995. As of March 30, 1995, New American irrevocably placed sufficient funds in trust with its paying agent to satisfy the required principal and interest necessary to redeem the Series A Notes on their redemption date. As a result, New American recorded the payment of those funds as an in-substance defeasance of the Series A Notes. The early retirement of the Series A Notes required the Company to write off certain related unamortized debt issuance costs and to mark certain interest rate cap agreements to market as of March 30, 1995, resulting in a pre-tax loss on early retirement of debt approximating $2.1 million. The loss has been included in general and administrative expenses in the accompanying Consolidated Statements of Earnings.

Note 16:  Employee Benefit and Compensation Plans

 Pension Plan

Effective January 1, 1989, American established a defined benefit pension plan (the "Plan") covering substantially all of its employees. The benefits are based on each employee's years of service after January 1, 1989, up to a maximum of 30 years and each employee's compensation during the last five years of participation. All service since the date of hire with either American or the Failed Association is counted for vesting purposes. American's funding policy is to ensure that the Plan meets the minimum funding requirement set forth in the Employee Retirement Income Security Act of 1974 ("ERISA"). Plan assets include cash equivalents and mutual funds.

Effective December 31, 1993, the Plan was amended to freeze benefit accruals for all participants. This event resulted in a curtailment under Statement of Financial Accounting Standards No. 88 ("SFAS 88"), "Employers' Accounting for Settlements and Curtailments of Defined Benefit Pension Plans and for Termination Benefits." American realized a nominal gain as a result of the curtailment.

                    KEYSTONE HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Note 16:  Employee Benefit and Compensation Plans (continued)

 Pension Plan (continued)

The Plan was terminated effective June 30, 1995. At the termination date, all participants' accrued benefits became fully vested. The net assets of the Plan were allocated as prescribed by the ERISA and the Pension Benefit Guaranty
Corporation (the "PBGC") and their related regulations. All participants received full benefits. The termination resulted in a settlement under SFAS 88. American recognized a gain of $1.7 million as a result of the settlement. The majority of the projected benefit obligation was settled in 1995. At December 31, 1995, the Plan had $1.8 million in remaining assets. Ultimate distribution of these assets is pending IRS approval.

The following table sets forth the Plan's funded status and amounts recorded in the Company's Consolidated Balance Sheet at December 31, 1994 (dollars in thousands):

                                                                                        1994
        Actuarial Present Value of Benefit Obligation
           Vested Accumulated Benefits                                               $ 5,307
           Non-Vested Accumulated Benefits                                             1,316
                                                                                     -------
          Total Accumulated Benefits                                                 $ 6,623
                                                                                     =======

           Projected Benefit Obligation for Service Rendered to Date                 $ 6,623
           Plan Assets at Fair Value                                                   8,035
                                                                                     -------
           Projected Benefit Obligation (Less than) in Excess of Plan Assets          (1,412)
           Unrecognized Net Gain                                                       3,317
                                                                                     -------
        Pension Liability                                                            $ 1,905
                                                                                     =======


Assumptions used in determining the actuarial present value of the projected benefit obligation at December 31, 1994 follows:

                                                                                        1994
        Rate of Return on Plan Assets                                                   8.50%
        Discount Rate                                                                   8.50%
        Rate of Increase in Future Compensation                                         5.00%


Net pension (income) cost includes the following components for the years shown below (dollars in thousands):


                                                                                        1995               1994               1993
                                                                                      --------           --------           --------
Service Cost (benefits earned during the period) ..........................           $  --              $  --              $ 3,162
Interest Cost on Projected Benefit Obligation .............................               594                688                803
Actual Return on Plan Assets ..............................................              (896)               152               (840)
Net Amortization and Deferral .............................................                78               (896)               233
                                                                                      -------            -------            -------

Net Periodic Pension (Income) Cost ........................................           $  (224)           $   (56)           $ 3,358
                                                                                      =======            =======            =======


                    KEYSTONE HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Note 16:  Employee Benefit and Compensation Plans (continued)

 Savings Plan

American has established a savings plan for its employees that allows participants to make contributions by salary deduction equal to 14.0 percent or less of their salaries, pursuant to Section 401(k) of the Internal Revenue Code. All regular employees of American, other than collective bargaining and temporary employees are immediately eligible to participate in the Plan. American matches an employee's contributions up to a maximum 4.0 percent of the employee's salary. Employee contributions vest immediately; American's partial matching contributions vest over five years. American's contributions to the savings plan in 1995, 1994 and 1993 were $4.2 million, $4.4 million and $3.1 million, respectively.

 Supplemental Executive Retirement Plan

American implemented a Supplemental Executive Retirement Plan ("SERP") in 1990. The SERP is a non-qualified, noncontributory, defined benefit plan where benefits are paid to certain officers using a target percentage which is based upon the number of years of service with American. This percentage is applied to the participant's average annual earnings for the highest three out of the final ten years of employment. These benefits are reduced to the extent a participant receives benefits from the defined benefit pension plan. The expense for the SERP was $1.6 million, $1.9 million and $1.2 million in 1995, 1994 and 1993, respectively.

 Phantom Share Plan

In 1990, American implemented the Phantom Share Plan (the "PSP") for the benefit of certain of its officers. The PSP provides a long-term financial performance incentive to its participants. Participants in the PSP are granted phantom shares (units of value), the value of which is determined similar to that of actual equity securities. The PSP calls for the immediate exercisability and cashing out in the event of a change of control of Keystone Holdings or any of its subsidiaries. In the case of an initial public offering, the phantom shares are converted into stock options. American did not record any costs for the PSP in 1995 and 1994.

 Executive Short-Term Incentive Plan

American has established a Short-Term Incentive Plan ("STI") for the benefit of certain of its executives. The STI provides a short-term incentive to its participants based upon the achievement of both overall company and individual performance goals. The expense for the STI was $3.2 million, $2.2 million and $3.0 million in 1995, 1994 and 1993, respectively.

                    KEYSTONE HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Note 17:  Federal and State Income Taxes

The Tax Sharing Agreement between the Company and its subsidiaries is generally patterned after provisions in the Internal Revenue Code and requires the Company's subsidiaries to make quarterly payments of their estimated tax liabilities and tax sharing dividends based on annualizing income, as adjusted. The excess of the amounts paid to the Company under the Tax Sharing Agreement over the sum of (a) the current portion of the provision for income taxes and
(b) the provision for payments in lieu of taxes (see Note 18, "Payments in Lieu of Taxes") is recorded as a tax sharing dividend.

The Company's taxable income (loss) and earnings before taxes for the years ended December 31, follows (dollars in millions):


                               1995         1994         1993
                            ---------    ---------    ---------
Taxable Income (Loss).....  $  128.5     $ (31.0)     $ (944.6)
Earnings Before Taxes.....     118.2        73.8         104.0


Pursuant to the terms of the closing agreement entered into with the Internal Revenue Service in connection with the Acquisition, New West was treated as a nominee of American until the balance of the New West Note fell below $250.0 million (the "Unwind Date," which occurred on October 24, 1995). Accordingly, beginning on the Unwind Date, New West was treated as a separate entity for federal income and California franchise tax purposes and is no longer a nominee of American. Tax benefits that may be generated by any future losses of New West will not reduce the taxes of American; however, there is no effect on the benefits of utilizing the existing significant tax loss carryovers.

Current and deferred income taxes are allocated among the members of the Keystone Group as if each company were filing a separate tax return. In American's case, this computation considers the losses generated by American's nominee, New West, prior to the Unwind Date.

                    KEYSTONE HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Note 17:  Federal and State Income Taxes (continued)

As of December 31, 1995, the Company's net deferred tax asset was $112.6 million. In order to fully realize the net deferred tax asset, the Company will need to generate future taxable income of approximately $672.1 million prior to the expiration of its tax net operating losses, which begin to expire in 2004. Based on the Company's history of prior operating earnings and expectations for the future, management believes it is more likely than not that the Company will realize the recorded benefit of $112.6 million through use of net operating loss carryovers existing at December 31, 1995.

In determining the possible future realization of deferred tax assets attributable to net operating loss carryovers, GAAP requires that future taxable income from the following sources be taken into account: (a) the reversal of taxable temporary differences, (b) future operations exclusive of reversing temporary differences and (c) tax-planning strategies that, if necessary, would be implemented to accelerate taxable income into years in which net operating losses might otherwise expire. The Company's management has taken these sources of future taxable income into account in determining the amount of the net deferred tax asset.

Income taxes (benefit) attributable to income from continuing operations for the years shown are set forth below (dollars in thousands):


                                                                                     1995                1994                1993
                                                                                  ----------          ----------          ----------
Current
  Federal ..............................................................          $   3,471           $     766           $    --
  State ................................................................                931                 955                --
                                                                                  ---------           ---------           ---------
    Current Income Taxes ...............................................              4,402               1,721                --

Deferred
  Federal ..............................................................                784             (42,840)            (55,492)
  State ................................................................              6,330              (5,401)             39,286
                                                                                  ---------           ---------           ---------
                                                                                      7,114             (48,241)            (16,206)
Change in Net Deferred Tax Asset Before Valuation
  Allowance due to Change in Tax Laws and Rate .........................               --                  --               121,034
Change in Valuation Allowance ..........................................             (7,114)             48,241            (107,658)
                                                                                  ---------           ---------           ---------

    Deferred Income Taxes (Benefit) ....................................               --                  --                (2,830)
                                                                                  ---------           ---------           ---------

    Total Income Taxes (Benefit) .......................................          $   4,402           $   1,721           $  (2,830)
                                                                                  =========           =========           =========


                    KEYSTONE HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Note 17:  Federal and State Income Taxes (continued)

The Company's effective tax rate differs from the statutory federal tax rate as set forth below for the years shown (dollars in thousands):



                                                                        1995                     1994                    1993
                                                              ----------------------   ----------------------  ------------------
                                                                 Balance      Rate       Balance       Rate       Balance     Rate
Statutory Federal Income Tax
  Provision and Rate ......................................    $  41,364       35.0%   $  25,845       35.0%   $  36,392      35.0%
Increase (Decrease) due to:
  Utilization of Current Tax
   Losses of Nominee, New West ............................      (17,482)     (14.8)     (55,100)     (74.6)     (90,136)    (86.7)
  Change in Net Deferred Tax Asset
   Before Valuation Allowance due
   to Change in Tax Laws and Rate .........................         --          --          --          --       121,034     116.4
  State Franchise Tax net of Federal Tax Benefit ..........        3,899        3.3       (2,890)      (3.9)      39,286      37.8
  Increase in Base Year Reserve Amount ....................      (16,318)     (13.8)     (11,605)     (15.7)        --         --
  Change in Valuation Allowance ...........................       (7,114)      (6.0)      48,241       65.3     (107,658)   (103.5)
  Other, net ..............................................           53        --        (2,770)      (3.8)      (1,748)     (1.7)
                                                               ---------     ------    ---------     ------    ---------    -------
Effective Income Tax Provision and Rate ...................    $   4,402        3.7%   $   1,721        2.3%   $  (2,830)     (2.7)%
                                                               =========     ======    =========     ======    =========    =======




The tax effects of temporary differences that give rise to significant portions of deferred income taxes at December 31, are presented below (dollars in thousands):

                                                        1995           1994
                                                   ------------    ------------
Components of the Deferred Tax Asset
  Purchase Accounting ...........................  $    29,025     $    40,319
  Net Operating Loss Carryforwards ..............    1,632,230       1,690,939
  Provision for Losses on Loans and Real Estate..       44,764          67,829
  Other .........................................       40,057          33,941
                                                   -----------     -----------
    Total .......................................    1,746,076       1,833,028
Valuation Allowance .............................   (1,150,206)     (1,157,320)
                                                   -----------     -----------
Deferred Tax Asset, Net of Valuation Allowance...      595,870         675,708
                                                   -----------     -----------

Components of Deferred Tax Liability
  Tax Bad Debt Reserve ..........................     (449,137)       (526,706)
  Purchase Accounting ...........................       (3,648)         (4,500)
  Other .........................................      (30,489)        (31,906)
                                                   -----------     -----------
    Deferred Tax Liability ......................      483,274        (563,112)
                                                   -----------     -----------

Deferred Tax Asset, net .........................  $   112,596     $   112,596
                                                   ===========     ===========


The valuation allowances of $1.2 billion at December 31, 1995 and 1994, include $130.6 million and $270.2 million, respectively, related to payments in lieu of taxes that will arise from the realization of the net deferred tax asset.

The enactment in 1993 of certain federal tax legislation had the effect of retroactively disallowing certain losses and bad debt deductions arising from assets of New West. As a result, the Company reduced its gross deferred tax asset and the related valuation allowance by $155.0 million.

                    KEYSTONE HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Note 17:  Federal and State Income Taxes (continued)

Also during 1993, California enacted legislation reducing the net operating loss carryforward period from 15 years to ten years for losses incurred prior to 1994 relating to assets acquired in a tax-free reorganization under Internal Revenue Code Section 368(a)(1)(G). This change had a negligible impact on the valuation allowance.

At December 31, 1995, the Company has the following federal income tax net operating loss carryforwards which expire under current law during the years indicated (dollars in thousands):



                                                        Amount
                2004                                  $1,641,595
                2005                                     784,196
                2006                                     701,008
                2007                                     105,825
                2008                                     625,887
                2009                                      37,460
                                                      ----------
                  Total                               $3,895,971


The Company also has alternative minimum tax credit carryovers of approximately $4.2 million as of December 31, 1995 which are available to reduce future regular federal income taxes.

Savings institutions are permitted a special bad debt deduction computed under the percentage of taxable income method or the experience method, whichever is more beneficial. The percentage of taxable income method is approximately 8.0 percent of taxable income, subject to certain limitations. Under the experience method, a savings institution's bad debt deduction is computed based on actual loan loss experience. Due to the significant tax net operating losses generated by American's tax nominee, New West, prior to the Unwind Date, coupled with the actual loan loss experience of New West deemed attributable to American for tax purposes under the agreements executed in connection with the Acquisition, bad debt deductions of American are computed using the experience method.

A deferred tax liability is not required to be recognized for the amount of the tax bad debt reserve arising in years beginning before 1988 (the "base year reserve amount") unless it becomes apparent that it will reverse in the foreseeable future. At December 31, 1995 the base year reserve amount was approximately $225.6 million. The Consolidated Financial Statements do not include a tax liability of $24.4 million related to the base year reserve amount as these reserves are not expected to reverse until indefinite future periods or may never reverse. Circumstances that would require an accrual of all or a portion of this unrecorded tax liability include the failure to meet the tax definition of a savings institution or a reduction in qualifying loan levels.

The 1988, 1989 and 1990 tax returns of the Company have been examined by the Internal Revenue Service.

                    KEYSTONE HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Note 18:  Payments in Lieu of Taxes

The Assistance Agreement generally provides that 75.0 percent of most of the federal tax savings and approximately 19.5 percent of most of the California tax savings (as computed in accordance with the Assistance Agreement) attributable to American's utilization of any current tax losses or tax loss carryovers of New West are to be paid by the Company for the benefit of the FRF. The Assistance Agreement sets forth certain special adjustments to federal taxable income to arrive at "FSLIC taxable income." The principal adjustments effectively permit American (a) to recognize loan fees ratably over seven years adjusted for loan dispositions, (b) to treat the income and expenses of N.A. Holdings and New American as income and expenses of American, and (c) for years ending on or before December 31, 1994, to recognize approximately 36.0 percent of the amortization of the market-to-market adjustment attributable to the acquired loan portfolio.

At December 31, the provision (benefit) for payments in lieu of taxes consisted of the following (dollars in thousands):


                                                     1995      1994      1993
                                                   --------  --------  ---------
Provision (Benefit) for Payments in Lieu of Taxes
  State .........................................  $ 3,450   $  (137)  $   327
  Federal .......................................    4,437      (687)   13,748
                                                   -------   -------   -------

    Total .......................................  $ 7,887   $  (824)  $14,075
                                                   =======   =======   =======


Note 19:  Minority Interest

New American's $80.0 million cumulative redeemable preferred stock ("Preferred Stock") was issued to three investment partnerships, two of whom share substantially common ownership with Keystone Holdings Partners, L.P. (the holder of the Company's common stock). The two investment partnerships received $75.0 million of the $80.0 million of Preferred Stock issued. Due to substantially common ownership, the $75.0 million of Preferred Stock was previously presented in the Company's Consolidated Financial Statements as "Additional Paid-In Capital". The remaining $5.0 million of Preferred Stock, owned by an unrelated investment partnership, has been presented as a minority interest.

Effective August 1, 1995, the three investment partnerships sold all of the Preferred Stock to an unrelated party. Due to that sale, all of the Preferred Stock is presented as a minority interest in the Company's Consolidated Financial Statements as of December 31, 1995.

"Other Capital Distributions" in the Consolidated Statement of Stockholder's Equity represents dividends on the Preferred Stock paid (prior to August 1, 1995) to the two investment partnerships that share substantially common ownership with Keystone Holdings Partners, L.P. "Other Capital Reductions" in the Consolidated Statement of Stockholder's Equity represents the $75.0 million reduction in the Company's consolidated stockholder's equity due to the sale of the Preferred Stock by the investment partnerships.

                    KEYSTONE HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Note 19:  Minority Interest (continued)

On the Effective Date, the FSLIC received the Warrants entitling the holder thereof to purchase, for a nominal price, 3,000 shares of N.A. Holdings Class B Common Stock, subject to certain adjustments, at any time after the earlier of December 28, 1998 or a decision by N.A. Holdings to file a registration statement under the Securities Act of 1933 in respect of a secondary public offering of its securities. The Warrants expire by their terms on December 28, 1999, but may be extended to December 28, 2003 in certain circumstances. Holders of the Warrants will also have certain rights upon liquidation of N.A. Holdings, or any of its subsidiaries. The Warrants were valued as of the Effective Date by an Independent Financial Advisor, based on certain assumptions, and have been recorded at their ascribed value of $167.0 million on the books of N.A. Holdings.

Prior to the repayment of the New West Note in October 1995, the $167.0 million value ascribed to the Warrants was offset against the balance of the New West Note pursuant to guidance provided by Consensus No. 88-19 of the Emerging Issues Task Force of the Financial Accounting Standards Board. Subsequent to the repayment of the New West Note, the $167.0 million Warrant value is included in the balance of Minority Interest on the Consolidated Balance Sheets of the Company.

The holder of the Warrants issued by N.A. Holdings is entitled to receive 30 percent of common dividends from N.A. Holdings after satisfaction of the exclusive right of the common stock to receive the first $500.0 million in common dividends. Tax sharing dividends are not subject to the $500.0 million preference. In addition, the common stock is entitled to receive a 1.4 percent preferential return.

In June 1993, the cumulative net earnings of N.A. Holdings net of tax sharing dividends and the 1.4 percent preferential return amount exceeded $500.0 million. The Company records only 70.0 percent of such amounts earned in excess of the $500.0 million preference as equity in earnings of subsidiaries. The amount of earnings attributable to the Warrant holder are shown in the Consolidated Financial Statements as minority interest in earnings of consolidated subsidiaries.

Note 20:  Stockholders' Equity

 Dividend Restrictions and Capital Levels

American's primary regulator is the Office of Thrift Supervision ("OTS"). OTS regulations impose limitations upon all "capital distributions" by savings associations, including cash dividends, payments to repurchase or otherwise acquire an institution's shares, payments to shareholders of another institution in a cash-out merger and other distributions charged against capital of savings associations. All dividends paid by American have complied with these limitations.

                    KEYSTONE HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Note 20:  Stockholders' Equity (continued)

 Dividend Restrictions and Capital Levels (continued)

Savings institutions are categorized into one of three tiers by the OTS based upon each institution's compliance with capital requirements and level of OTS supervisory concern. Tier 1 savings institutions have capital, both before and after a proposed distribution, greater than or equal to the fully phased-in capital requirement applicable on December 31, 1995, and have not been notified of being in need of more than normal supervision. These institutions may make capital distributions, after thirty days prior notice to the OTS Director, during a calendar year up to the higher of 100.0 percent of net earnings to date during such year plus an amount equal to 50.0 percent of capital in excess of the fully phased-in capital requirement as of the beginning of the year or 75.0 percent of its net earnings for the most recent four quarters. American is a Tier 1 institution. Tier 2 savings institutions have capital, both before and after a proposed distribution, greater than or equal to the minimum capital required or would otherwise be a Tier 1 institution except for notification of supervisory concerns. These institutions may make capital distributions, after notice to the OTS Director, during a calendar year between 75.0 percent and 25.0 percent of net earnings to date depending upon how close the institution is to meeting its fully phased-in capital requirement. Tier 1 and Tier 2 institutions can make additional distributions after OTS approval. Tier 3 institutions do not meet their capital requirements and cannot make capital distributions without prior OTS approval.

OTS regulations also prohibit savings institutions from making any capital distribution or paying any management fees to any person controlling the institution if after the distribution or payment the institution's capital would be less than any of the following requirements: (a) a risk-based capital ratio of 8.0 percent, (b) a core capital to risk-adjusted assets ratio of 4.0 percent,
(c) a core capital to adjusted total assets ratio of 4.0 percent, and (d) any specific capital level for any capital measure in any written agency capital directive to which the institution is subject. American's capital has exceeded these standards throughout the periods covered by the Consolidated Financial Statements.

In addition, pursuant to the Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA"), American is required to meet certain minimum regulatory tangible, core and risk-based capital requirements. The Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA") further expanded the capital requirements promulgated by FIRREA. At December 31, 1995 and 1994, American met all current and fully-phased in capital requirements.

New American is subject to the restrictions and limitations provided for in the Note Purchase Agreement, the Subordinated Note Agreement and the Series C Note Indenture. See Note 15, "Other Borrowed Money." Under the terms of the Note Purchase Agreement and the Subordinated Note Agreement, New American cannot pay dividends on its preferred stock or common stock unless its consolidated net worth exceeds $375.0 million. As long as New American's consolidated net worth exceeds $375.0 million, it can make restricted payments if the cumulative restricted payments do not exceed the sum of (i) $30.0 million, (ii) the proceeds from certain capital contributions and (iii) 50.0 percent of the cumulative adjusted net earnings (as defined in the agreements) of New American. The percentage limitation applied to cumulative adjusted net earnings is increased to 65.0 percent as long as New American's consolidated

                    KEYSTONE HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Note 20:  Stockholders' Equity (continued)

 Dividend Restrictions and Capital Levels (continued)

net worth after the proposed restricted payments exceeds $475.0 million. As of December 31, 1995, New American's consolidated net worth was $653.4 million and the 65.0 percent limitation was in effect. Under the terms of the Series C Note Indenture, New American may pay dividends and make other capital distributions
("Upstream Payments") to the extent that it has the capacity to incur an additional dollar of funded indebtedness (as defined in the Series C Indenture) after the proposed Upstream Payment. Based on the most restrictive of New American's debt covenants, as of December 31, 1995, New American would have been permitted to make up to $55.8 million in dividend or other restricted payments.


Note 21:  Interest Rate Risk Management

 General

The Company enters into interest rate risk management transactions that involve, to varying degrees, elements of credit and interest-rate risk. Exposure to credit risk generally arises from the nonperformance of counterparties or their inability to meet contractual terms. The Company's policy is to enter into interest-rate risk management agreements only with large commercial banks, the FHLB and primary dealers. The collateral supporting the financial instruments are typically liquid assets such as mortgage-backed securities and loans. The Company further manages its credit risk through the underwriting of investments and the establishment of credit approvals, credit limits and the ongoing monitoring of the counterparties. Interest rate and market risks arising from these transactions are managed through the use of established transaction size limitations, a specific approval process for each transaction and ongoing monitoring of risk positions. The Company does not enter into speculative positions.

                    KEYSTONE HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Note 21:  Interest Rate Risk Management (continued)

 Interest Rate Exchange Agreements

The Company utilizes swaps to limit interest-rate risk or modify terms of certain interest-sensitive assets and liabilities. At December 31, 1995 and 1994, the Company held $1.5 billion and $1.9 billion, respectively, in swap positions. The following is a summary of the open swap positions, which are generally based on one, three and six-month LIBOR (dollars in millions):

                                                                                                                Term to Maturity
                                        Notional         Fair                      Weighted Average Rate              In Years
                                        Amount          Value       Commences       Receive         Pay         Original  Remaining
                                       -----------   ------------  ------------   ------------  -----------   ---------- ----------
December 31, 1995
Floating Payment .....................    $100         $  13.3         1990          8.95%         6.01%        10.0         4.3
Floating Payment .....................     225             3.6         1991          8.05          6.04          5.0         0.6
Fixed Payment ........................     135            (4.6)        1992          5.90          6.87          5.0         1.3
Fixed Payment ........................     782           (33.9)        1993          5.99          7.34          4.6         2.1
Fixed Payment ........................     255            (0.7)        1994          6.05          5.84          2.4         0.5
Fixed Payment ........................      20            (0.2)        1995          5.93          6.54          1.9         1.5



                                                                                                                 Term to Maturity
                                          Notional       Fair                      Weighted Average Rate              In Years
                                           Amount        Value      Commences       Receive         Pay        Original   Remaining
                                         ----------   ----------   -----------    ------------  -----------   ---------  ----------
December 31, 1994
Floating Payment ......................    $100         $  4.0        1990            9.03%         5.79%        10.1         5.4
Floating Payment ......................     225            0.4        1991            8.05          5.68          5.0         1.6
Floating Payment ......................     250           (2.9)       1993            4.00          6.15          1.5         0.3
Fixed Payment .........................     168            4.0        1992            6.00          6.84          4.9         2.2
Fixed Payment .........................     946            8.9        1993            5.77          7.52          4.5         3.0
Fixed Payment .........................     195            5.6        1994            5.71          5.90          2.6         1.6


                                                        43

                    KEYSTONE HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Note 21:  Interest Rate Risk Management (continued)

 Interest Rate Protection Agreements

Interest rate protection agreements entitle the purchaser, in exchange for the payment of a premium, to receive variable interest payments if the index exceeds an agreed upon interest rate ("cap rate"). The Company's cap positions are indexed based upon one or three-month LIBOR or one-month COFI. Shown below are the interest rate protection agreements held by the Company at the dates indicated (dollars in millions):


                                                    December 31,
                                              1995                 1994
Notional Amount ...................     $   7,224            $   1,885
Unamortized Premium ...............     $      18            $      17
Estimated Market Value ............     $      (0.6)         $      21
Weighted Average Maturity .........             1.9 yrs             4.6 yrs
Weighted Average Original Term ....             2.2 yrs             5.9 yrs
Weighted Average Cap Rate .........             7.69%               8.46%
One-Month LIBOR at December 31, ...             5.69%               5.94%
Three-Month LIBOR at December 31,..             5.63%               6.44%
One-Month COFI at December 31, ....             5.12%               4.19%



For the years ended December 31, 1995 and 1994, the index did not exceed the cap rates and the Company did not receive any payments under these agreements.

To further manage interest rate risk, the Company entered into interest rate collar agreements (caps and floors) during 1995 which are effective January 1996. The collars have a notional amount of $5.0 billion, a three-month LIBOR index and a weighted average maturity of one year.


 Forward Sales

The Company uses forward sales of financial instruments to lock in prices on similar types and coupons of financial instruments and thereby limit market risk until these financial instruments are sold. See Note 23, "Commitments and Contingencies - Loan Commitments."

The following table summarizes the open positions at the dates indicated (dollars in millions):


                                               December 31,
                                          1995              1994
Mortgage Pool Securities
  Notional Amount ............          $ 97              $ 7
  Deferred Loss ..............          $ (1)             $ --
  Weighted Average Maturity...            25 days          33 days
  Weighted Average Coupon ....             6.61%            8.40%


                    KEYSTONE HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Note 21:  Interest Rate Risk Management (continued)

 Financial Futures and Options

Financial futures and options contracts may be used to limit risk from declining interest rates or to protect against rising interest rates; however, during 1995 and 1994 the Company did not purchase any futures or option contracts.


Note 22:  Fair Value of Financial Instruments

The following disclosure of the estimated fair values of financial instruments is made in accordance with the requirements of the Statement of Financial
Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments." The estimated fair value amounts have been determined using available market information and appropriate valuation methodologies. However, considerable judgment is necessarily required to interpret market data to develop the estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts that could be realized in a current market exchange. The use of different market assumptions or estimation methodologies may have a material effect on the estimated fair value amounts.

The estimated fair values of the Company's financial instruments at December 31, are as follows (dollars in thousands):


                                                                             1995                                 1994
                                                             -----------------------------------    --------------------------------
                                                                  Recorded             Fair              Recorded           Fair
                                                                   Amount              Value              Amount            Value
Financial Assets:
Cash, Cash Equivalents and Other Investments .............      $    827,617      $    827,610       $    561,215      $    561,203
New West Note ............................................              --                --            1,515,040         1,667,405
Mortgage-Backed Securities ...............................         6,952,047         7,020,890          3,027,547         3,019,763
Receivables from Affiliates ..............................             1,357             1,357              1,282             1,282
Receivables, Net of Allowance for Credit Losses ..........        11,175,031        11,517,125         12,643,590        12,255,376
Excess Servicing Fees Receivable .........................            17,508            22,963             19,723            20,727

Financial Liabilities:
Deposits .................................................        13,005,029        13,136,945         12,815,489        12,764,187
Federal Home Loan Bank Advances ..........................         1,004,337         1,018,398            391,366           389,399
Reverse Repurchase Agreements ............................         4,016,441         4,017,245          3,982,659         3,982,649
Other Borrowings .........................................           371,079           382,498            359,653           357,416

Off-Balance Sheet Net Unrealized Gains (Losses):
Interest Rate Protection and Exchange Agreements .........              --             (22,965)              --              40,341
Outstanding Loan Commitments Written .....................              --                  50               --                 (14)
Commitments to Sell or Purchase Mortgage Loans ...........              --                (931)              --                  (7)


                                                        45

                    KEYSTONE HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Note 22:  Fair Value of Financial Instruments (continued)

 Cash, Cash Equivalents and Other Investments

The fair values of cash and cash equivalents, federal funds sold, and investment in FHLB stock approximate the recorded values reported in the balance sheets. The fair values of investment securities and repurchase agreements are based on quoted market prices.

 New West Note

In January 1995, the Federal Deposit Insurance Corporation ("FDIC") offered to pay down the remaining principal balance of the New West Note at par. Therefore, the fair value of the New West Note at December 31, 1994 represented the at par offer by the FDIC as it was the best indication of the current fair value. The Company agreed with the FDIC in October 1995 to allow prepayment of the remaining balance of the New West Note. On October 24, 1995, American received the remaining principal balance of the New West Note of $505.3 million, plus interest. See Note 8, "New West Note".

 Mortgage-backed Securities

The fair value of mortgage-backed securities is based on quoted market prices, yield spreads or dealer quotations from secondary market sources, adjusted for excess mortgage servicing rights for mortgage-backed securities issued before January 1, 1995 and originated mortgage servicing rights for mortgage-backed securities issued on or after January 1, 1995 on wholesale loans that were obtained from secondary market sources.


 Loans Receivable

For purposes of calculating the fair value of loans receivable, loans were segregated by type, such as residential mortgages, income property loans, consumer and other receivables. Each loan category was further segregated between those with fixed interest rates and those with adjustable interest rates. ARMs are grouped based upon index, repricing terms and other relevant terms.

For all mortgage loans, fair value is estimated using discounted cash flow analyses. Discount rates are based on secondary market quotations for similar loan types adjusted for differences in credit and servicing characteristics. For adjustable-rate mortgages in particular, a multiple scenario analysis is used to measure the impact interest rate caps have on fair value.


 Excess Servicing Fees Receivable

The fair value of excess servicing fees receivable is estimated using projected cash flows, adjusted for the effects of anticipated prepayments, using a market discount rate.

                    KEYSTONE HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Note 22:  Fair Value of Financial Instruments (continued)

 Deposits

The fair values of passbook accounts, demand deposits, and certain money market deposits are assumed to be the recorded amounts at the reporting date. The fair value of term accounts is based on projected contractual cash flows discounted at rates currently offered for deposits of similar maturities. Core deposit intangibles are not included.


 Federal Home Loan Bank Advances and Other Borrowings

The fair values of fixed and adjustable rate FHLB advances are estimated by discounting contractual cash flows using discount rates that reflect current FHLB borrowing rates for similar advances.

Other borrowings include securities and loans sold under agreements to repurchase, Series A, B and C Notes, subordinated notes and mortgages payable secured by premises. The fair value of other borrowings is calculated based on a discounted cash flow analysis. The cash flows are discounted using approximated maturity matched rates for comparable instruments.


 Off-Balance Sheet Financial Instruments

Off-balance sheet items include interest rate caps, collars, corridors and swaps used for hedging purposes. Swap values are determined using dealer quotations, when available, or a discounted cash flow calculation whereby existing positions are discounted using rates that reflect current spreads on swaps with similar terms. Fair value of caps, collars and corridors are calculated using a multiple scenario analysis when dealer quotations are not available. The fair values represent the estimated amounts that the Company would receive or pay to terminate the existing agreements at the reporting date. Other off-balance sheet financial instruments include outstanding loan commitments written, recourse obligations on receivables sold, and commitments to sell or purchase mortgage loans. The fair values of these instruments are determined using current estimated replacement costs.

                    KEYSTONE HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Note 23:  Commitments and Contingencies


 Lease Commitments

American conducts a major portion of its operations through leased facilities, primarily branch offices. These leases are primarily operating leases and contain options to renew at current market rates. Most leases contain escalation clauses based upon operating costs or the consumer price index. Management believes that in the normal course of business a majority of the leases will be renewed or replaced by other leases. At December 31, 1995, minimum commitments under noncancelable leases are set forth below (dollars in thousands):


                                                              Contractual Maturity
                          1996            1997             1998            1999             2000          Thereafter        Total
                      ------------     ----------       ----------      ----------       ----------      ------------     ----------
Balance                 $ 9,524          $9,007          $ 7,815          $ 6,701          $ 5,673          $25,419         $64,139
                        =======          ======          =======          =======          =======          =======         =======


Also, see discussion  relating to purchase of Irvine Plaza buildings and land at
Note 9 "Premises and Equipment." Total rent expense was $13.1 million, $18.8 million and $18.5 million for the years ending December 31, 1995, 1994 and 1993, respectively.


 Loan Commitments

At December 31, the Company has the following commitments outstanding (dollars in thousands):

                                                           1995          1994
                                                        ----------    ----------
Commitments to Originate Adjustable Receivables .....    $258,079      $529,064
Commitments to Originate Fixed Receivables ..........     102,046         1,306
Commitments to Sell Receivables .....................     126,501         6,683
Commitments to Purchase Mortgage-Backed Securities...        --           9,234


In December 1992, American issued a $5.7 million irrevocable letter of credit (expiring no later than December 17, 2002). This letter of credit serves to ensure the timely payment of principal and interest on a loan made by the City of Modesto, California. This loan is secured by a first trust deed on an apartment complex in Modesto. At December 31, 1995, this letter of credit had not been drawn upon. As part of the reimbursement agreement supporting the letter of credit, American obtained a $5.7 million standby letter of credit from the FHLB.

                    KEYSTONE HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Note 23:  Commitments and Contingencies (continued)


 Litigation

The Company is a defendant in various legal actions that arise out of the normal course of business. In the opinion of management, the probable liability resulting from these suits, individually or in the aggregate, is unlikely to have a material effect on the Company.

American has been named as a party in a variety of actions arising out of the development of a 48-unit residential condominium project located in Long Beach, California. The Failed Association had foreclosed on a loan secured by the project in 1984 and completed construction. All 48 units in the project were then sold, most with financing supplied by the Failed Association; one of these loans was later refinanced by American. The loans issued by the Failed Association, to the extent still outstanding, are now owned directly by the FDIC. The claims in the actions include allegations of design and construction defects, as a result of the alleged location of the project on a solid waste landfill, and claims for relief under the Resource Conservation and Recovery Act and the Comprehensive Environmental Response, Compensation and Liability Act. Although the claimed damages are substantial, American has received indemnification from the FDIC for claims other than those relating to the loan refinanced by American. American settled that claim in 1995 by a release of the loan for a discounted payoff.

As part of the administration and oversight of the Assistance Agreement, the FDIC has a variety of review and audit rights, including the right to review and audit computations of payments in lieu of taxes. At the present time, the Company and its affiliated parties are completing a settlement with the FDIC for all periods through June 30, 1994. Under the terms of a proposed settlement, the Company and its affiliated parties and the FDIC will mutually settle and release all claims in consideration of certain nominal payments. The Company has received no notice of any issues arising after June 30, 1994.

 Acquisition Structure

In the ordinary course of business, a variety of interpretive differences have arisen between American and its affiliated entities on the one hand and the government agencies responsible for administering the agreements entered into in connection with the Acquisition (principally the FDIC) (the "Acquisition Agreements") on the other. These differences (some of which involved amounts material to American) have been addressed both through negotiation and through arbitration without a material impact on American. Management expects that the administration of the Acquisition Agreements will continue to raise issues as to which American and its affiliates may have views different from those of the FDIC. The prepayment of the balance of the New West Note, which occurred on October 24, 1995, will implicate various provisions of the Acquisition Agreements that have not previously been the subject of interpretation by the parties. Management does not believe that any disputes that may continue to arise relating to the Acquisition Agreements will have a material adverse effect on American.

                    KEYSTONE HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Note 24:  Significant Event

 Restructuring

On June 30, 1993, American, AREG, certain of American's holding companies and New West entered into a transaction (the "Restructuring") with the FDIC as manager of the FRF and the Resolution Trust Corporation ("RTC"), pursuant to which New West transferred most of its real estate-related assets (the "Transferred Assets") to a new partnership, Brazos Partners, L.P. ("Brazos Partners"). Also, as a result of the Restructuring, AREG's agreement to manage the real estate assets of New West was terminated and American modified and restated its management agreement (the "Restated Management Agreement") with New West to cover management of all assets and liabilities retained by New West (respectively, the "Retained Assets" and "Retained Liabilities").

Pursuant to the Restated Management Agreement, American is responsible for all post-June 30, 1993 management functions associated with the remaining operations of New West. The Restated Management Agreement provides identical indemnifications and virtually the same management standards, exculpations, covenants and level of FDIC oversight, as contained in American's prior management agreement.

At the closing of the Restructuring, N.A. Holdings received a non-recourse, subordinated note (the "Investor Note") in the aggregate principal amount of $20.0 million, along with $3.0 million in cash from certain entities that are investors in Brazos Partners (the "Investor Entities"). These were delivered to N.A. Holdings in exchange for the transfer to the Investor Entities of certain rights related to the existing management agreements distributed by American to N.A. Holdings immediately prior thereto. As a result of this transaction, N.A. Holdings recorded a gain of $23.0 million in 1993.

Payments  on  the   Investor   Note  were  made  out  of  18.1  percent  of  all
non-liquidating distributions to the Investor Entities and, after payment of $72.4 million of senior indebtedness owed to the FDIC, out of 100.0 percent of liquidating distributions. The note accrued interest at 12.0 percent per annum and was secured by a second priority lien on the respective interests of the Investor Entities in Brazos Partners. N.A. Holdings had agreed that all payments of principal and interest received with respect to the Investor Note would be contributed by N.A. Holdings to the capital of American. The Investor Note due to N.A. Holdings was completely repaid in 1994.

With respect to loans or real estate owned ("REO") that qualify for Modified FRF Assistance and certain categories of loans serviced by others ("LSBOs") that would have previously qualified to be "put" to New West, American and its holding companies will also receive indemnification from the FDIC with respect to liabilities incurred in connection with third-party claims relating to the ownership or management by American thereof (other than claims resulting from American's gross negligence or willful misconduct). These indemnification rights end upon termination of the Assistance Agreement (expected to be December 28, 1998), except that certain environmental indemnities will continue for longer periods.

After the Restructuring, certain assistance and indemnification payments by the FDIC to American will accrue interest at 175 basis points above the COFI from the date American records the amount until paid at the end of each quarter.

                    KEYSTONE HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Note 24:  Significant Event (continued)

 Restructuring (continued)

In connection with the Restructuring, the Keystone Group received a closing agreement from the Internal Revenue Service concluding that the closing agreement received in 1988 remains in effect. Therefore, losses generated by New West may continue to offset income of American for federal income tax purposes, and the Keystone Group will continue to benefit from a reduction of its federal income tax. No additional rulings or opinion letters were sought from the California Franchise Tax Board; however, management believes that the Keystone Group may continue to rely on its earlier opinion letters so that New West's losses will continue to offset income of American for California franchise tax purposes.

Provisions of the 1988 Assistance Agreement that impose restrictions on the uses of the tax sharing payments made to the Company by its subsidiaries were modified to allow those payments to be contributed as capital to American under certain circumstances (including the Company's passing a $300.0 million minimum net worth test). Certain procedures were established, including, among others, a procedure whereby funds would be advanced by New American to N.A. Holdings as a loan and N.A. Holdings would then in turn contribute the proceeds of the loan to American. By this procedure, the dividend preference contained in the Class A Common Stock of N.A. Holdings held by New American will not be affected. On June 30, 1993, $12.0 million was contributed from the Company to New American
Holdings to New American and lent to N.A. Holdings. N.A. Holdings then contributed the $12.0 million to American pursuant to this modification. Amounts contributed to American out of tax sharing payments are required to be returned to the Company as needed to fund payments in lieu of taxes for the benefit of the FRF. As of December 31, 1994, the $12.0 million formerly contributed to American had been returned to the Company.

Note 25:  Related Party Transactions

 Irvine Plaza

In January 1995, a wholly-owned service corporation of American purchased from a related limited partnership the Irvine Plaza building structures and adjoining land currently utilized for American's executive offices and various departments. The total cash purchase price paid for the property was $45.2 million.

 Consulting Payments

The Company has consulting agreements with affiliates calling for annual payments to be made to the affiliates in return for executive services rendered to the Company. During 1995, 1994 and 1993 payments of $0.8 million,$0.7 million and $1.5 million, respectively were made.

 Advances to Affiliates

From time to time the Company makes interest bearing advances to affiliates. At December 31, 1995 and 1994 the Company had advances to affiliates of $1.4 million and $1.3 million, respectively.

                    KEYSTONE HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Note 26:  Accounting Standards Issued

 Statement of Financial Accounting Standards No. 121

In March 1995, the FASB issued Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" ("SFAS 121"). This statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or circumstances indicate that the carrying amount of an asset may not be recoverable. If an impairment analysis is necessary, the following should be performed: (a) estimate the future cash flows expected to result from the use of the asset and its eventual disposition (b) if the sum of the expected future cash flows (undiscounted and without interest rate charges) is less than the carrying amount of the asset, an impairment loss is recognized (c) the measurement of an impairment loss should be based on the fair value of the asset. This statement does not apply to financial instruments, core deposit intangibles, mortgage and other servicing rights or deferred tax assets.

This statement is effective for fiscal years beginning after December 15, 1995. The provisions of SFAS 121 will be implemented January 1, 1996. The impact on the Company is not expected to be material.

 Statement of Position 94-6

In December 1994, the American Institute of Certified Public Accountants issued Statement of Position ("SOP") 94-6, "Disclosure of Certain Significant Risks and Uncertainties." SOP 94-6 supplements disclosure requirements for risks and uncertainties existing as of the date of the financial statements in the following areas: (a) nature of operations, (b) use of estimates in the preparation of financial statements, (c) certain significant estimates and (d) current vulnerability due to certain concentrations.

SOP 94-6 is effective for financial statements issued for fiscal years ending after December 15, 1995, and for financial statements for interim periods in fiscal years subsequent to the year for which this SOP is to be the first applied. SOP 94-6 did not have an impact on the Company's operations or financial position.


 Statement of Financial Accounting Standards No. 123

In October 1995, the FASB issued Statement of Financial Accounting Standards No. 123 ("SFAS 123"), "Accounting for Stock-Based Compensation." SFAS 123 establishes a fair value based method of accounting for stock based compensation plans. SFAS 123 encourages, but does not require, adopting the fair value based method. SFAS 123 will not have an impact on the Company's operations or financial position.

                    KEYSTONE HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Note 27:  Subsequent Event

On February 8, 1996, American completed the private placement of $100.0 million of Subordinated Notes (the "Notes"). The Notes bear interest at a rate of 6.625 percent per annum. Interest on the Notes is payable semi-annually in arrears on each February 15 and August 15, beginning on August 15, 1996.

The Notes mature on February 15, 2006. However, the Notes are redeemable in whole, or in part, at the option of American at any time prior to that date. The redemption price is equal to the greater of (i) 100 percent of the principal amount and (ii) the sum of the present values of the remaining scheduled payments of principal and interest discounted to the date of redemption on a semiannual basis at the Treasury Yield plus 15 basis points, plus in each case accrued interest to the date of redemption.

The payment of the principal and interest on the Notes is subordinated to the prior payment in full of all Senior Indebtedness. Senior Indebtedness, in general, includes the principal and interest on (a) all claims against American having the same priority as savings account holders of American or any higher priority, (b) all indebtedness of American, other than the Notes, which is given in connection with the acquisition of any businesses, properties or assets of any kind and (c) obligations of American as lessee under capitalized leases. At December 31, 1995, Senior Indebtedness of American totaled approximately $18.0 billion, including $13.0 billion in deposits.

The proceeds of the private placement were used to pay general corporate expenses, to repay certain borrowings and to fund loan originations. The Notes qualify to be included in regulatory capital.

The Notes do not restrict American from paying dividends or from incurring, assuming or becoming liable for any type of debt or other obligation. In addition, the Notes do not require American to maintain any financial ratios or certain levels of regulatory capital or liquidity.

                    KEYSTONE HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Note 28:  Parent Company Financial Information

Following are the Condensed Financial Statements of Keystone Holdings, Inc. (parent company only) (dollars in thousands):

CONDENSED BALANCE SHEETS:
                                                                               December 31,
                                                                          1995             1994
Assets:
   Cash and cash equivalents ...................................      $      59         $      34
   Investment securities .......................................         70,731             3,027
   Investment in subsidiaries ..................................        590,003           526,586
   Receivable from affiliates ..................................         18,304             5,000
   Other assets ................................................      $   1,296         $   1,016
                                                                      ---------         ---------
     Total assets ..............................................      $ 680,393         $ 535,663
                                                                      =========         =========
Liabilities:
   Accounts payable and accrued expenses .......................      $  11,834         $   1,539
Stockholder's equity:
   Common stock ................................................              1                 1
   Additional paid-in capital ..................................         30,419           105,419
   Unrealized gain (loss) on available-for-sale securities .....        110,367           (29,161)
   Retained earnings ...........................................        527,772           457,865
                                                                      ---------         ---------

   Total stockholder's equity ..................................        668,559           534,124
                                                                      ---------         ---------
   Total liabilities and stockholder's equity ..................      $ 680,393         $ 535,663
                                                                      =========         =========



CONDENSED STATEMENTS OF EARNINGS:
                                                                                        For the Year Ended
                                                                                             December 31,
                                                                     ---------------------------------------------------
                                                                        1995                1994                1993
                                                                     ----------         -----------         ------------
Interest income ................................................      $    640            $    480            $  1,782
Interest expense ...............................................            --                  --                 299
                                                                      --------            --------            --------
Net interest expense ...........................................           640                 480               1,483
Other expenses .................................................         1,606               2,398               3,072
                                                                      --------            --------            --------
Loss before equity in earnings of subsidiary ...................          (966)             (1,918)             (1,589)
Provision for payments in lieu of taxes ........................            --                  --                (428)
Equity in earnings of subsidiary ...............................        85,768              52,242              84,274
                                                                      --------            --------            --------
   Net earnings ................................................      $ 84,802            $ 50,324            $ 82,257
                                                                      ========            ========            ========


                    KEYSTONE HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Note 28:  Parent Company Financial Information (continued)

CONDENSED STATEMENTS OF CASH FLOWS:

                                                                                    For the Year Ended
                                                                                        December 31,
                                                                   --------------------------------------------------
                                                                         1995              1994               1993
                                                                   ---------------    -------------       -----------
Net earnings ...................................................      $  84,802         $  50,324         $  82,257
Adjustments to reconcile net earnings to net cash
     provided by (used in) operating activities:
   Equity in earnings of subsidiary ............................        (85,768)          (52,242)          (84,274)
   Increase (decrease) in FSLIC Resolution Fund
     share of Keystone Group tax benefits
     payable to New West .......................................          8,210           (15,133)          (41,396)
   (Increase) decrease in receivable from subsidiaries
     for Keystone Group tax benefits
     payable to New West .......................................         (6,845)            5,731            (6,121)
   Other, net ..................................................          1,806              (203)               17
                                                                      ---------         ---------         ---------
     Total adjustments .........................................        (82,597)          (61,847)         (131,774)
                                                                      ---------         ---------         ---------
Net cash provided by (used in) operating activities ............          2,205           (11,523)          (49,517)
                                                                      ---------         ---------         ---------

Cash flows from investing activities:
   Contributions to subsidiary ..................................       (13,392)          (20,677)          (72,860)
   Purchase of securities .......................................      (120,518)         (150,462)         (680,950)
   Tax sharing dividends received ...............................        77,173            21,594            49,526
   Common stock dividends received ..............................         7,500            39,500            34,000
   Proceeds from maturities of held-to-maturity securities ......        52,814           155,118           749,598
   Other, net ...................................................           (75)           (1,111)             (535)
                                                                      ---------         ---------         ---------
Net cash provided by investing activities .......................         3,502            43,962            78,779
                                                                      ---------         ---------         ---------

Cash flows from financing activities:
   Common stock dividends paid ..................................        (5,587)          (32,500)           (8,000)
   Decrease in notes payable to affiliates ......................           --                --            (21,000)
   Other, net ...................................................           (95)                1              (409)
                                                                      ---------         ---------         ---------
Net cash used in financing activities ...........................        (5,682)          (32,499)          (29,409)
                                                                      ---------         ---------         ---------

Net increase (decrease) in cash and cash equivalents ............            25               (60)             (147)
Cash and cash equivalents at beginning of year ..................            34                94               241
                                                                      ---------         ---------         ---------
Cash and cash equivalents at end of year ........................     $      59         $      34         $      94
                                                                      =========         =========         =========


                    KEYSTONE HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Note 29:  Significant Subsidiary Financial Information

Following is the condensed financial information for the Company's significant subsidiary, American Savings Bank, F.A. (dollars in thousands):


                                                                                     1995              1994
                                                                               --------------    --------------
ASSETS:
Cash and Cash Equivalents ....................................................  $     385,203     $    215,049
Investment Securities (fair value of $38,311 and $76,676) ....................         38,318           76,688
Receivables, net .............................................................     11,101,010       12,638,520
Mortgage-Backed Securities, net (fair value of $2,959,608 and $1,698,338) ....      2,890,765        1,706,122
Assets Available-for-Sale:
   Investment Securities .....................................................        165,379          135,949
   Mortgage-Backed Securities, net ...........................................      4,061,282        1,321,425
Assets Held-for-Sale:
   Receivables (fair value of $75,614 and $5,070) ............................         74,021            5,070
New West Note ................................................................         --            1,682,040
Federal Home Loan Bank Stock .................................................        159,949          122,987
Interest Receivable ..........................................................        110,977           77,191
Premises and Equipment, net ..................................................        227,282          181,467
Foreclosed Properties, net ...................................................        100,037          118,645
Mortgage Servicing Rights, net ...............................................         90,901           61,039
Deferred Tax Asset, net ......................................................        112,596          112,596
Other Assets .................................................................         90,223           82,003
                                                                                -------------     ------------
   TOTAL ASSETS ..............................................................  $  19,607,943     $ 18,536,791
                                                                                =============     ============

LIABILITIES:
Deposits .....................................................................  $  13,005,029     $ 12,815,489
Federal Home Loan Bank Advances ..............................................      1,004,337          391,366
Reverse Repurchase Agreements ................................................      4,016,441        3,982,659
Payable to Affiliate .........................................................         16,001            2,867
Federal Funds Purchased ......................................................         --               50,000
Other Borrowed Money .........................................................          6,579            9,153
Interest Payable .............................................................         52,212           32,677
Remittances Due Banks ........................................................         54,525           77,183
Remittances Due on Loans Serviced for Others .................................        136,312           80,131
Accounts Payable and Accrued Expenses ........................................         77,557           81,203
                                                                                 ------------     ------------
   TOTAL LIABILITIES .........................................................     18,368,993       17,522,728
                                                                                 ------------     ------------

STOCKHOLDERS' EQUITY:
Participating  Preferred Stock Series A (par value $0.01 per share,  liquidation preference $0.10 per share); Shares Authorized 10,000;
   Shares Issued 3,503 .......................................................         --               --
Common Stock (par value $1.00 per share); Shares Authorized 1,000,000;
   Shares Issued and Outstanding 97,000 ......................................             97               97
Additional Paid-in Capital ...................................................        446,488          386,488
Unrealized Gain (Loss) on Available-for-Sale Securities ......................        110,367          (29,161)
Retained Earnings - Substantially Restricted .................................        681,998          656,639
                                                                                 ------------     ------------
   TOTAL STOCKHOLDERS' EQUITY ................................................      1,238,950        1,014,063
                                                                                 ------------     ------------
   TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY ................................   $ 19,607,943     $ 18,536,791
                                                                                 ============     ============

                                                        56

                    KEYSTONE HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Note 29:  Significant Subsidiary Financial Information (continued)


                                                                     1995                 1994                1993
                                                                --------------      --------------      -------------
INTEREST INCOME:
   Receivables ............................................      $   967,168         $   708,369         $   755,409
   Mortgage-Backed Securities .............................          272,320             167,073             106,764
   New West Note ..........................................           58,841             141,039             241,014
   Investment Securities ..................................           37,846              18,745              10,346
                                                                 -----------         -----------         -----------
     Total Interest Income ................................        1,336,175           1,035,226           1,113,533
                                                                 -----------         -----------         -----------

INTEREST EXPENSE:
   Deposits ...............................................          636,315             481,794             513,435
   FHLB Advances ..........................................           30,858              69,096             128,741
   Reverse Repurchase Agreements ..........................          261,217             103,828              20,239
   Other Borrowings .......................................            1,378                 956                 412
                                                                 -----------         -----------         -----------
     Total Interest Expense ...............................          929,768             655,674             662,827
                                                                 -----------         -----------         -----------

     NET INTEREST INCOME ..................................          406,407             379,552             450,706

   Provision for Credit Losses ............................           63,837             101,609             123,503
                                                                 -----------         -----------         -----------
     NET INTEREST INCOME AFTER PROVISION FOR
     CREDIT LOSSES ........................................          342,570             277,943             327,203

OTHER INCOME AND EXPENSE:
   Gain From Disposition of Credit Card Receivables, net ..               --              24,981                  --
   Gain on Sale of Servicing Rights .......................               --              20,396                  --
   Gain (Loss) on Sale of Receivables, net ................           16,419              (2,814)              4,327
   Savings Fee Income .....................................           21,526              16,781              17,555
   Commissions Income .....................................           16,890              15,150              17,590
   Receivable Fee Income ..................................           11,811              12,982              13,829
   Gain on Other Asset Sales, net .........................            4,380                 726               6,923
   Net Expense of Foreclosed Properties ...................          (18,032)            (13,390)            (12,951)
   Net Servicing Income ...................................           18,696              14,038               7,229
   Other Income and Expense ...............................              743                  45               3,138
                                                                 -----------         -----------         -----------
     Total Other Income and Expense .......................           72,433              88,895              57,640
                                                                 -----------         -----------         -----------
     EARNINGS BEFORE GENERAL AND
     ADMINISTRATIVE EXPENSES AND TAXES ....................          415,003             366,838             384,843

GENERAL AND ADMINISTRATIVE EXPENSES:
   Salaries and Fringe Benefits ...........................          146,292             151,797             149,770
   Occupancy ..............................................           32,151              34,801              40,568
   Regulatory Premiums and Assessments ....................           33,367              32,483              32,019
   Data Processing ........................................           27,119              25,777              26,693
   Advertising and Promotion ..............................           12,424              11,628              11,677
   Deferred Origination Expenses ..........................          (34,718)            (38,931)            (35,067)
   Reimbursements from Affiliates .........................             (573)             (1,144)             (6,601)
   Other Operating Expenses ...............................           38,130              40,325              39,584
                                                                 -----------         -----------         -----------
     Total General and Administrative Expenses ............          254,192             256,736             258,643
                                                                 -----------         -----------         -----------

     EARNINGS BEFORE TAXES ................................          160,811             110,102             126,200

   Provision (Benefit) for Federal and State Income Taxes .            4,402               1,722              (2,830)
   Provision (Benefit) for Payments in Lieu of Taxes ......            7,887                (824)             14,397
                                                                 -----------         -----------         -----------
     NET EARNINGS .........................................      $   148,522         $   109,204         $   114,633
                                                                 ===========         ===========         ===========



                    KEYSTONE HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Note 29:  Significant Subsidiary Financial Information (continued)


                                                                                                 1995          1994         1993
                                                                                            ------------  ------------  -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Earnings .............................................................................  $   148,522   $   109,204   $   114,633
Adjustments to Reconcile Net Earnings to Net Cash Provided by Operating Activities:
   Provision for Credit Losses ...........................................................       63,837       101,609       123,503
   Depreciation and Amortization .........................................................       16,447        12,322        38,951
   Net Gain on Disposition of Credit Card Receivables ....................................         --         (24,981)         --
   Net Gain on Sale of Servicing Rights ..................................................         --         (20,396)         --
   Net Loss (Gain) on Asset Sales ........................................................      (20,799)        2,104       (11,209)
   Interest Payable, Net Change ..........................................................       19,535         9,731        20,609
   Remittances Due, Net Change ...........................................................       33,523       (78,759)       33,550
   Increase (Decrease) in Accounts Payable and Accrued Expenses ..........................       (3,646)        4,463       (13,644)
   Originated Receivables, Held-for-Sale .................................................     (782,583)     (223,220)     (920,151)
   Proceeds from Sale of Receivables, Held-for-Sale ......................................    1,093,754       724,324       818,966
   Purchase of Investment Securities, Held-for-Trading ...................................     (128,510)      (66,211)         --
   Proceeds from Sales of Investment Securities, Held-for-Trading ........................      128,609        66,324          --
   Decrease (Increase) in Interest Receivable ............................................      (33,786)      (14,569)        3,433
   Other, Net ............................................................................       (9,263)      (39,025)       59,401
                                                                                            -----------   -----------   -----------
     Total Adjustments ...................................................................      377,118       453,716       153,409
                                                                                            -----------   -----------   -----------
     NET CASH PROVIDED BY OPERATING ACTIVITIES ...........................................      525,640       562,920       268,042
                                                                                            -----------   -----------   -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Real Estate Receivables:
     Originated ..........................................................................   (3,939,384)   (4,491,645)   (2,955,578)
     Principal Payments on Real Estate Receivables .......................................      744,400       840,432     1,014,252
   Mortgage-Backed Securities:
     Purchased ...........................................................................      (58,132)     (544,377)      (10,000)
     Purchased and Securitized Mortgage-Backed Securities, Available-for-Sale ............     (115,154)     (127,862)     (284,314)
     Proceeds from Sale of Mortgage-Backed Securities, Available-for-Sale ................      159,751        76,259       222,140
     Principal Payments on Mortgage-Backed Securities ....................................      443,820       469,740       285,315
   Consumer Receivables Originated or Collected, Net Change ..............................        3,698        16,023         3,735
   Purchase of Investment Securities .....................................................     (889,954)     (441,538)      (53,129)
   Proceeds from Maturities of Investment Securities .....................................      609,250       250,969        56,752
   Proceeds from Sales of Investment Securities, Available-for-Sale ......................      294,123        22,117        39,992
   Federal Home Loan Bank Stock, Net Change ..............................................      (36,962)      (16,457)      (16,840)
   New West Note, Net Payments Received ..................................................    1,682,040     1,569,018     1,569,018
   Premises and Equipment, Purchased and Disposed ........................................      (60,298)      (17,777)       (7,764)
   Foreclosed Properties, Net Sales Proceeds .............................................      125,889       168,141       151,513
   Mortgage Servicing Rights, Net Change .................................................      (45,298)       (4,120)          508
   Cash Proceeds from Disposition of Credit Card Receivables .............................         --         166,315          --
   Other, Net ............................................................................         (121)      (12,116)       (5,980)
                                                                                            -----------   -----------   -----------
     NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES .................................   (1,082,332)   (2,076,878)        9,620
                                                                                            -----------   -----------   -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Deposit Activity, Net .................................................................      189,540      (552,151)     (618,033)
   Federal Home Loan Bank Advances, Net Change ...........................................      612,971    (1,146,297)      (49,157)
   Reserve Repurchase Agreements, Net Change .............................................       33,782     2,948,064       534,842
   Federal Funds Purchased, Net Change ...................................................      (50,000)       50,000          --
   Tax Sharing Dividends Paid ............................................................      (77,173)      (22,050)      (49,793)
   Common Stock Dividends Paid ...........................................................      (39,700)      (29,500)      (25,000)
   Capital Contributions from Parent .....................................................       60,000        19,167        14,642
   Other, Net ............................................................................       (2,574)          932       (31,754)
                                                                                            -----------   -----------   -----------
     NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES .................................      726,846     1,268,165      (224,253)
                                                                                            -----------   -----------   -----------
   NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS ..................................      170,154      (245,793)       53,409

   CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR ........................................      215,049       460,842       407,433
                                                                                            -----------   -----------   -----------
   CASH AND CASH EQUIVALENTS AT END OF YEAR ..............................................  $   385,203   $   215,049   $   460,842
                                                                                            ===========   ===========   ===========


                    KEYSTONE HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Note 29:  Significant Subsidiary Financial Information (continued)

                                                                  Disclosures of Cash Flow Information

                                                                                           1995             1994             1993
                                                                                      ------------     ------------     ------------
  Interest Paid on Deposits ....................................................      $   628,618      $   481,834      $   513,196
  Interest Paid on Borrowings ..................................................          280,763          164,109          129,022

Non-Cash Investing Activities:
  Loans Exchanged for Mortgage-Backed Securities ...............................        4,214,911            8,697        1,557,485
  Foreclosed Properties Acquired in Settlement of Loans ........................          231,720          318,726          316,369
  Loans Originated to Facilitate the Sale of Foreclosed Properties .............           65,693           92,415           47,832

Non-Cash Financing Activities:
  Deposits Exchanged in Branch Swaps ...........................................             --               --            152,382

Dividends Declared and Payable in Different Years:
  Tax Sharing Dividends ........................................................            9,206            2,916           (7,987)

                       CONSENT OF INDEPENDENT AUDITORS

                       CONSENT OF KPMG PEAT MARWICK LLP


The Board of Directors
Keystone Holdings, Inc.



        We consent to the use of our report dated January 26, 1996, with respect to the consolidated balance sheets of Keystone Holdings, Inc. and subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of earnings, stockholders' equity, and cash flows for each of the years in the three-year period ended, December 31, 1995, which report appears in the Form 8-K of Washington Mutual, Inc. dated July 22, 1996.

                                                   KPMG Peat Marwick LLP



                                                   /s/ KPMG Peat Marwick LLP

Los Angeles, California
July 22, 1996